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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The ServiceMaster Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2003

Dear Shareholder:

        I am pleased to invite you to attend the 2003 Annual Meeting of Shareholders of The ServiceMaster Company. We will hold the meeting at 8:30 a.m., Central Time, on Wednesday, May 21, 2003 at Bank One, Bank One Auditorium, Plaza Level S.E., Bank One Plaza, Chicago, IL 60670.

        The ServiceMaster team made great strides in 2002. Over 10.5 million customers turned to us – America's Service Brands for Home and Business – for expert lawn care and landscape maintenance, termite and pest control, electrical, plumbing, heating and air conditioning services, cleaning, furniture repair and home warranty services. Dedicated individuals delivered services, and together we worked to create value for our shareholders by marshaling the collective knowledge, talent and skill of people across our enterprise.

        At this year's meeting we will elect three directors, consider approving two compensation plans for employees, consider ratifying the selection of our independent auditors, consider a shareholder proposal which may be presented and report on our business. Our Annual Report for 2002 accompanies these proxy materials.

        Your vote is important, regardless of the size of your holdings. You can vote by marking, dating, signing and returning the enclosed proxy card in the envelope provided. Also, registered and most beneficial shareholders may vote by toll-free telephone in the U.S. or Canada, or over the Internet. The enclosed proxy card contains instructions for using these convenient services. We urge you to vote your shares as soon as possible. In this way, you can ensure your shares will be represented and voted at the meeting, and you will spare ServiceMaster the expense of a follow-up mailing. Even if you vote now by proxy card, toll-free telephone or over the Internet, you may still attend the meeting and vote in person.

Sincerely,

Jonathan P. Ward Chairman and Chief Executive Officer

THE SERVICEMASTER COMPANY

NOTICE OF ANNUAL MEETING

To be held May 21, 2003

TO THE SHAREHOLDERS OF THE SERVICEMASTER COMPANY:

        The Annual Meeting of Shareholders of The ServiceMaster Company will be held on Wednesday, May 21, 2003, Bank One, Bank One Auditorium, Plaza Level S.E., Bank One Plaza, Chicago, IL 60670, at 8:30 a.m., Central Time, for the following purposes:

  1.
  To elect three directors;

  2.
  To approve the ServiceMaster 2003 Equity Incentive Plan;

  3.
  To approve the ServiceMaster Annual Bonus Plan;

  4.
  To ratify the selection of Deloitte & Touche LLP as our independent auditors for 2003;

  5.
  To act upon a shareholder proposal which may be presented at the meeting; and

  6.
  To conduct other business if properly raised.

        Only holders of record of common stock at the close of business on March 28, 2003 are entitled to vote at the meeting.

Sandra L. Groman Vice President and Corporate Secretary

April 16, 2003

THE SERVICEMASTER COMPANY

April 16, 2003

General Information

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of The ServiceMaster Company for the 2003 Annual Meeting of Shareholders. We will hold the annual meeting at 8:30 a.m., Central Time, on Wednesday, May 21, 2003 at Bank One, Bank One Auditorium, Plaza Level S.E., Bank One Plaza, Chicago, IL 60670.

        We mailed this proxy statement and proxy card to shareholders starting on or about April 16, 2003.

Voting Information

  Record Date

        You may vote all shares that you own as of March 28, 2003, which is the record date for the annual meeting. On March 28, 2003, we had 299,508,027 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

  Ownership of Shares

        You may own common stock either (1) directly in your name as a shareholder of record, which includes shares purchased through the ServiceMaster Employee Share Purchase Plan (the "ESPP"), the ServiceMaster Franchisee Share Purchase Plan (the "FSPP") and the Dividend Reinvestment Plan (the "DRIP"), or (2) indirectly through a broker, bank or other holder of record, which includes shares in the ServiceMaster Profit Sharing and Retirement Plan (the "401(k) Plan").

        If your shares are registered directly in your name, you are the "holder of record" of those shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your voting proxy directly to us or to vote in person at the meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name", and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

  Electronic Access to Proxy Materials and Annual Report

        We are pleased to offer you the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can access shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. In order to access your 2003 proxy materials electronically, you had to sign up by March 27, 2003. Your enrollment will be effective until canceled. If you have questions regarding electronic delivery, please contact Computershare Investor Services LLC at 1-888-834-0744.

        If you hold your stock through a broker, bank or other holder of record, please refer to the information provided by that institution for instructions on how to elect to view future proxy statements and annual reports over the Internet.

        Most shareholders who hold their stock through a broker, bank or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access our proxy statement and annual report.

  Householding

        We are sending only one annual report and proxy statement to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as "householding," is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. If you wish to receive a separate annual report or proxy statement in the future, you may contact our transfer agent, Computershare at 1-888-834-0744 or write to Computershare Investor Services LLC, P.O. Box 1689, Chicago, IL 60690-1689. If you receive multiple copies of our annual report and proxy statement, you can request householding by contacting Computershare. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

  How to Vote

        Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

        If you own shares of record, you may vote in one of the following ways:

  •
  by telephone – If you are located in the U.S. or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Central Time, Tuesday, May 20, 2003. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to return your proxy card.

  •
  over the Internet – You can vote your shares via the website www.computershare.com/us/proxy. You may vote over the Internet 24 hours a day through 11:59 p.m., Central Time, Tuesday, May 20, 2003. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote over the Internet, you do not need to return your proxy card. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

  •
  by mail – You can vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

  •
  in person at the annual meeting – If you vote by telephone, over the Internet or by mail, you may still attend the meeting and vote in person.

        If you own shares in "street name" through a broker or other nominee as the record holder of your shares, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, over the Internet or by mail. If you wish to attend the meeting and vote in person, you must obtain a proxy, executed in your favor, from the broker or other nominee.

        The Board has appointed Jim Kaput and Sandra Groman as the proxy committee to vote your shares on your behalf. Their names appear on the proxy card. By giving us your proxy, you are authorizing the proxy committee to vote your shares in the manner you indicate. You may (1) vote "FOR" the election of all of our director nominees, (2) "WITHHOLD AUTHORITY" to vote for all of our director nominees, or (3) vote for the election of less than all of our director nominees and withhold authority to vote for our other nominees, in each case, by indicating on the proxy card. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to approve the ServiceMaster 2003 Equity Incentive Plan, the proposal to approve the ServiceMaster Annual Bonus Plan, the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2003 and the shareholder proposal.

        All shares that have been properly voted by proxy and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted "FOR":

  •
  the election of each of our nominees for director;

  •
  approval of the ServiceMaster 2003 Equity Incentive Plan;

  •
  approval of the ServiceMaster Annual Bonus Plan; and

  •
  ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2003.

If you sign and return your proxy card without any voting instructions, your shares will be voted "AGAINST" the shareholder proposal.

  Revocation of Proxies

        If you own shares of record, you can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our Corporate Secretary, Sandra Groman, (2) submit a later-dated proxy to our Corporate Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

  Shares held under Plans

        If you participate in the ESPP, FSPP or DRIP plans, your proxy card shows the number of shares owned by you in the plans including through dividend reinvestment. If you participate in the 401(k) Plan, you will receive a separate proxy card which will include shares that the plan has credited to your account. To allow sufficient time for the 401(k) Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m., Central Time, Sunday, May 18, 2003. If the 401(k) Plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other 401(k) Plan participants.

  Broker Non-Votes

        If you hold your shares in "street name" through a broker or other nominee as the record holder of those shares, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares that are not voted on a matter because the broker or nominee lacks or fails to exercise discretionary voting authority with respect to that matter are called "broker non-votes".

  Quorum

        A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by ServiceMaster are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the meeting, please vote your shares by toll-free telephone or over the Internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the meeting. Abstentions are counted as present, and broker non-votes may be counted as present, to establish a quorum.

  Vote required for Proposals

        Directors are elected by a plurality of the votes cast, which means that the three nominees with the most votes will be elected. As a result, withholding authority to vote for a nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors.

        Approval of the ServiceMaster 2003 Equity Incentive Plan, the ServiceMaster Annual Bonus Plan, the ratification of the selection of Deloitte & Touche LLP as independent auditors for 2003 and the shareholder proposal, each requires the affirmative vote of a majority of the votes cast on that proposal. Abstentions with respect to a proposal will be treated as votes against the proposal. Broker non-votes with respect to a proposal will not be considered as votes cast on the proposal, which will therefore reduce the number of affirmative votes needed to approve the proposal.

  Cost of Proxy Solicitation

        We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired D. F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D. F. King $7,000 plus expenses for these services.

Corporate Governance Report

  Reason for Report

        We are furnishing this report for the purpose of informing our shareholders about our corporate governance activities. This report is not required under Federal or State securities laws.

  Special Committee on Corporate Governance

        In April 2001, the Board discussed a proposal by then Chairman C. William Pollard to review our corporate governance practices, including ServiceMaster's Statement on Scope and Organization of the Board of Directors (our "Corporate Governance Principles") dated October 4, 1995. At its meeting held in October 2001, the Board discussed various matters relating to corporate governance, including the size, composition, function and leadership of the Board. The Board appointed a special committee comprised of four non-employee members of the Board to review our corporate governance practices. The special committee met six times in 2001 and issued a report on December 28, 2001 containing its findings and recommendations, including the following:

  •
  The number of directors on the Board should be reduced from 14 to 12 members;

  •
  No more than two directors should be present or former officers of management;

  •
  The Nominating Committee should be designated the Governance and Nominating Committee and its responsibilities should be expanded to include oversight of ServiceMaster's corporate governance, including director selection and nomination, Board performance evaluation and our Corporate Governance Principles;

  •
  The Compensation Committee should be designated the Compensation and Leadership Development Committee and its responsibilities should be expanded to include oversight of ServiceMaster's performance management and succession planning programs;

  •
  The Compensation and Leadership Development Committee, Governance and Nominating Committee and the Audit and Finance Committee (for finance capacity only due to existing audit charter) should each prepare a Committee charter for presentation to the Board;

  •
  ServiceMaster should seek new Board members with skills and experience that complement the existing directors, including consumer marketing, senior operating, finance and accounting, and information technology skills and experience.

        At its meeting held in January 2002, the Board reviewed and considered the special committee's report. The Board unanimously approved (with then Chairman Pollard and then President and CEO Jonathan Ward abstaining) the recommendations of the special committee and determined that the Board would consider revised Corporate Governance Principles at its meeting to be held in March 2002.

  Corporate Governance Principles

        Beginning in March 2002, the Board undertook a four-step document review and revision process:

  •
  In March 2002 the Board considered and adopted revisions to our Corporate Governance Principles to implement the special committee's recommendations, including providing that our Board has the objective of having ten to twelve members with not more than two members from management. A copy of our revised Corporate Governance Principles were filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2002.

  •
  At its meeting held in April 2002 the Board amended our Bylaws to reflect the changes to our Corporate Governance Principles. The Board also promoted Jonathan Ward to Chairman and CEO and Ernest Mrozek to President and Chief Operating Officer. While the Board determined to combine the offices of Chairman and CEO, the Board also had determined at its March 2002 meeting to vest governance responsibilities in the newly designated Governance and Nominating Committee.

  •
  During the two-month period prior to the July 2002 meeting of the Board, the Compensation and Leadership Development Committee and Governance and Nominating Committee prepared Committee charters setting forth their respective responsibilities. In addition, the Audit and Finance Committee prepared a Committee charter for its finance capacity to complement its existing Committee charter for its audit capacity. These Committee charters were considered and approved at the July 2002 Board meeting. These charters were filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2002.

  •
  The Board is currently in the process of reviewing its Commitment Authority Policy. This Policy is an internal control relating to the ability of the Board, its Committees, management and other employees to commit our monetary resources. The Policy is being revised in part to reflect our Corporate Governance Principles, including the Board's decision to vest more power in its Committees in order to facilitate the Board's involvement in the management of ServiceMaster. The Board expects to consider a revised Policy at its May 2003 meeting.

  Changes in the Board of Directors and Executive Sessions without Management

        As a consequence of the Board's decision to reduce its size and recruit Board members with complementary skill and experience, the Governance and Nominating Committee interviewed firms specializing in the recruitment of directors. In August 2002, the Governance and Nominating Committee retained a director search firm and began contacting potential candidates.

        The following directors retired from service as directors after the January 2003 meeting of the Board: C. William Pollard, former Chairman of ServiceMaster; Carlos Cantu, retired President and CEO of ServiceMaster; and Charles Stair, retired Vice Chairman of ServiceMaster. Vincent Nelson retired from service as a director in March 2003. In addition, Michele Hunt decided not to seek re-election to our Board at this 2003 annual meeting. Upon recommendation of the Governance and Nominating Committee, at its January 2003 meeting the Board appointed Roberto Herencia and Betty Jane Scheihing to the Board. For more information on Mr. Herencia and Ms. Scheihing, see "Item 1 –  Election of Directors" below. Each of Mr. Herenica and Ms. Scheihing is an independent director under the listing standards of the New York Stock Exchange.

        The Board and its Committees regularly meet in executive session without Jonathan Ward or other members of management in attendance.

  Board, Committee and Director Performance

        In October 2002, the Board approved a Board Performance Questionnaire after recommendation of the Governance and Nominating Committee. The Questionnaire was distributed in November 2002. Special counsel to the Governance and Nominating Committee reviewed the responses and furnished a report to the Governance and Nominating Committee and the Board in January 2003. The Questionnaire and report addressed (1) structure and effectiveness of Board meetings, (2) Board membership qualifications and process, (3) quality of Board materials and communication, and (4) other duties and responsibilities, including ServiceMaster's Four Objectives, corporate governance, strategic planning, company and CEO performance, risk management and internal controls. As a consequence of this review process, the Board will focus more attention on strategic planning, competition, customers, marketing, performance management and succession planning.

        At its January 2003 meeting, the Governance and Nominating Committee approved Committee Performance Questionnaires for each Committee of our Board. At a special meeting held in February 2003, the Governance and Nominating Committee approved a Director Self-Assessment Questionnaire. With the Governance and Nominating Committee taking the lead, the Board intends to regularly assess its performance and the performance of its Committees and individual directors.

  Certain Financial Accounting Matters

        In May 2002, ServiceMaster dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte & Touche LLP as its independent auditors. For more information regarding this matter, see "Item 4 – Ratification of Selection of Independent Auditors" below. This action was taken with the approval of the Board after recommendation of the Audit and Finance Committee.

        In July 2002, we announced that we would begin accounting for employee stock options as compensation expense in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," beginning in 2003.

  Sarbanes-Oxley Act of 2002 and New York Stock Exchange Recommendations

        The Sarbanes-Oxley Act of 2002 ("SOA") was signed into law in July 2002. The SOA contains numerous provisions relating to the governance and operation of public companies, including provisions to strengthen auditor independence, regulate the accounting industry, enhance corporate responsibility and improve disclosures to the public. As noted above, our Board's corporate governance review commenced well before the enactment of the SOA. Many of the provisions of the SOA affect us and our businesses, our Board of Directors and Committees of the Board. Exhibit A to this proxy statement is a table that summarizes the provisions of the SOA that most affect ServiceMaster, as well as our relevant policies and procedures.

        On August 1, 2002 the Board of Directors of the New York Stock Exchange approved proposed revised listing standards for consideration by the Securities and Exchange Commission. The proposal was filed with the Securities and Exchange Commission on August 16, 2002. The proposal contains thirteen basic principles that listed companies, such as ServiceMaster, would be required to satisfy. The proposals are generally consistent with the SOA but also address matters not specifically covered by the SOA. In general, the proposals contemplate more authority being placed in the hands of independent directors. More specifically, the proposals would require, among other things, that each New York Stock Exchange listed company have a majority of independent directors and a nominating/corporate governance committee and a compensation committee, each to be composed entirely of independent directors. The proposals would increase the responsibility of the audit committee (already required to be composed entirely of independent directors). The proposals would limit greatly the ability of listed companies to implement stock-based compensation plans without shareholder approval. On October 7, 2002, at the request of the Securities and Exchange Commission, the New York Stock Exchange separately filed its proposal relating to shareholder approval of stock-based compensation plans. On March 12, 2003, also at the request of the Securities and Exchange Commission, the New York Stock Exchange separately filed its proposal requiring listed companies to have a majority of independent directors as well as its proposed standard for determining director independence. While our corporate governance policies are generally consistent with the intent of the New York Stock Exchange proposals, we may need to revise our policies when revised New York Stock Exchange corporate governance rules are ultimately adopted.

Item 1 – Election of Directors

        Our Board of Directors currently has 12 members. Shareholders elect approximately one-third of the members of the Board annually. Directors are divided into three classes. Each class serves for three years. Michele Hunt has decided not to seek re-election at the 2003 annual meeting. As a result, there are three directors in the Class of 2003 and four directors in each of the other two classes.

        During 2002, the Governance and Nominating Committee conducted a search for potential new director candidates. In January 2003, upon recommendation by the Governance and Nominating Committee, the Board unanimously approved the appointments of Roberto R. Herencia and Betty Jane Scheihing to the Board. In addition, each of Messrs. Carlos H. Cantu, Vincent C. Nelson, C. William Pollard and Charles W. Stair retired from the Board in 2003.

        We acknowledge with deep appreciation the significant contributions made by Michele Hunt and each of Messrs. Cantu, Nelson, Pollard and Stair to our growth and success and we wish them happiness in their future endeavors.

        The terms of Herbert P. Hess, Dallen W. Peterson and David K. Wessner will expire at the 2003 annual meeting. Each of these directors has been nominated to stand for reelection and to hold office until our 2006 annual meeting and until his successor is elected and qualified.

        We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the proxy committee may vote for another nominee chosen by our Board.

        The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

        We describe below the principal occupation and other information about our nominees and directors continuing in office.

    Nominees for Election to Term Expiring 2006

Herbert P. Hess
Chairman, North American Management Corporation, an investment management firm, November 2001 to present. Mr. Hess was Managing Director of Berents & Hess Capital Management, Inc., an investment management firm, from November 1991 to November 2001. Class of 2003. Age 66. Director since 1981.

Dallen W. Peterson
Retired Chairman, Merry Maids Limited Partnership, a provider of domestic housecleaning services. He was Chairman of Merry Maids Limited Partnership from 1988 to 1991. Class of 2003. Age 66. Director since 1995.

David K. Wessner
President and Chief Executive Officer of Park Nicollet Health Services, an integrated healthcare delivery system, July 1998 to present. From August 1994 to July 1998, he served as Executive Vice President, HealthSystem Minnesota. Class of 2003. Age 51. Director since 1987.
Directors Continuing in Office

Lord Griffiths of Fforestfach
International advisor to Goldman Sachs International Ltd., an investment banking firm, 1991 to present. He was made a life peer at the conclusion of his service to the British Prime Minister during the period 1985 to 1990. Lord Griffiths is a director of Times Newspapers Holding Ltd., a newspaper company; English, Welsh and Scottish Railways, a railroad company; Herman Miller, Inc., an office furniture manufacturer. Class of 2004. Age 61. Director since 1992.

Sidney E. Harris
Dean, Robinson College of Business, Georgia State University, 1997 to present. From July 1987 to July 1997, Dr. Harris was Professor of Management at the Peter F. Drucker Graduate School of Management at the Claremont Graduate School; and he was Dean of the Graduate School of Management, September 1991 to July 1996. Dr. Harris is a director of Transamerica Investors, Inc., an investment management company; Total System Services, Inc., a credit/debit card processor. Class of 2004. Age 53. Director since 1994.

James D. McLennan
Chairman and Chief Executive Officer of McLennan Company, a full-service real estate company, 1998 to present. Mr. McLennan was President of McLennan Company from 1987 to 1998. Mr. McLennan is a director of the Advocate Charitable Foundation which is a part of Advocate Health Systems, a healthcare company. Class of 2004. Age 66. Director since 1986.

Donald G. Soderquist
Former Senior Vice Chairman, Wal-Mart Stores, Inc., the world's largest retailer, January 1999 to August 2000. He was Vice Chairman and Chief Operating Officer of Wal-Mart Stores, Inc. from 1988 to 1998. Class of 2004. Age 69. Director since 2000.

Paul W. Berezny President, Berezny Investments, Inc., a real estate and development company, 1993 to present. Class of 2005. Age 68. Director since 1995.

Roberto R. Herencia
President, Banco Popular North America, a diversified banking institution, 2001 to present. He was Senior Executive Vice President and Chief Operating Officer from 1999 to 2001. Mr. Herencia is Executive Vice President, Head of North America Operations and a member of the Senior Management Council of Popular, Inc., the parent company of Banco Popular North America, 1997 to present. Class of 2005. Age 43. Director since January 2003.

Betty Jane Scheihing
Senior Vice President, Office of the President, Arrow Electronics, Inc., a distributor of electronic components and computer products, 1997 to present. Ms. Scheihing is a director of Dentsply International, Inc., the world's largest designer, developer and manufacturer of dental products; and the Billy Graham Evangelistic Association. Class of 2005. Age 54. Director since January 2003.

Jonathan P. Ward
Chairman and Chief Executive Officer of ServiceMaster, April 2002 to present. He served as President and Chief Executive Officer of ServiceMaster from February 2001 to April 2002. Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company, a commercial printing company, October 1997 to January 2001; and Executive Vice President, Commercial Print Sector, January 1995 to October 1997. Mr. Ward is a director of J. Jill Group, Inc., a leading marketer of women's apparel and footwear. Class of 2005. Age 48. Director since 2001.

Board and Committees of the Board

        Our business is managed under the direction of our Board of Directors. The Board is kept advised of ServiceMaster's business through regular written reports and analyses and discussions with the Chairman and CEO and other officers.

        During 2002, the Board of Directors met seven times. All directors attended 75 percent or more of the meetings of the Board and standing committees on which they served in 2002. The Board has four standing committees: the Audit and Finance Committee, the Compensation and Leadership Development Committee, the Governance and Nominating Committee and the Executive Committee.

Membership and Board Committees

Name	Audit and Finance Committee	Compensation and Leadership Development Committee	Governance and Nominating Committee	Executive Committee
Paul Berezny	x
Brian Griffiths	x			x
Sidney Harris			c	c
Roberto Herencia*	x
Herbert Hess	c			x
Michele Hunt		x
James McLennan			x
Dallen Peterson	x
Betty Jane Scheihing		x
Donald Soderquist		x	x
Jonathan Ward				x
David Wessner		c	x	x
2002 Meetings	12	7	11	3

*
Effective May 1, 2003

  c=Chairperson

        Each Committee has the duties and responsibilities set forth in its Charter and Operating Guidelines. Each Committee assesses annually the adequacy of its Charter and Operating Guidelines and recommends changes to the Board. See "Corporate Governance Report" for a more detailed discussion regarding our corporate governance activities.

        Audit and Finance Committee.    All members of this Committee are "independent" under New York Stock Exchange listing standards. This Committee's primary function with regard to its audit function is to assist the Board in its oversight responsibilities to shareholders, potential shareholders and the investment community regarding the quality and integrity of the financial reports and the underlying structure of ServiceMaster. With regard to its audit function the Committee:

  •
  Recommends to the Board the annual selection of our independent auditors.

  •
  Reviews:

    (1)
    the scope of our independent auditors' annual audit for the upcoming year;

    (2)
    our accounting principles, policies and practices, and the reporting policies with our independent auditors and management;

    (3)
    the results of the annual audit with our independent auditors; and

    (4)
    the adequacy of our accounting, financial and operating controls with our independent auditors and management.

  •
  Reviews and appraises our independent auditors' performance.

        With regard to its finance function the Committee:

  •
  Reviews:

    (1)
    financial reports and analyses and makes recommendations on financial matters to the Board;

    (2)
    our Commitment Authority Policy;

    (3)
    our dividend policy; and

    (4)
    management's requests relating to financing arrangements.

        Compensation and Leadership Development Committee.    All members of this Committee are "outside directors" within the meaning of regulations under Section 162(m) of the Internal Revenue Code and "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee:

  •
  Establishes compensation policies for ServiceMaster, the Board and Committees of the Board and the annual and long-term compensation of the CEO and executive officers.

  •
  Conducts performance and development review of the CEO.

  •
  Reviews leadership development strategy, people development strategy and succession plans.

  •
  Administers our annual bonus plan, long-term performance award plan, stock-based compensation plans, 401(k) plan and deferred compensation plan.

        Governance and Nominating Committee.    The Committee:

  •
  Recommends to the Board persons to be nominated by the Board for election to the Board by shareholders at each annual meeting of shareholders and the persons to be elected to any vacancy on the Board.

  •
  Recommends appointments to Committees of the Board.

  •
  Conducts performance reviews of the Board, Committees of the Board and individual directors.

  •
  Makes recommendations to the Board on corporate governance matters.

  •
  Reviews:

    (1)
    the size, composition and organization of the Board and committees of the Board and recommends policies and changes to the Board; and

    (2)
    our Corporate Governance Principles and recommends changes to the Board.

        Executive Committee.    The Executive Committee may meet instead of the full Board on all matters except for those matters reserved for the Board by law or our Certificate of Incorporation or Bylaws.

Compensation of Directors

  Fees and Expenses

        In 2002, we paid each non-employee director compensation for service as a director as follows:

  •
  an annual retainer of $15,000;

  •
  $3,000 for each Board and committee meeting attended;

  •
  $1,000 for each Board and committee conference call; and

  •
  a discretionary stock option grant for 15,000 shares.

        In 2002, the total amount earned by each non-employee director for service as a director was as follows: Paul W. Berezny, $52,000; Brian Griffiths, $76,000; Sidney E. Harris, $92,000; Herbert P. Hess, $85,000; Michele M. Hunt, $35,000; James D. McLennan, $62,000; Vincent C. Nelson, $53,000; Dallen W. Peterson, $56,000; Donald G. Soderquist, $59,000; Charles W. Stair, $37,000; and David K. Wessner, $92,000.

        Mr. Hess' total includes a $5,000 retainer for serving as Chairman of the Audit and Finance Committee. Mr. Wessner's total includes a $5,000 retainer for serving as Chairman of the Compensation and Leadership Development Committee.

        The compensation of Messrs. Cantu, Pollard and Ward is described under, "Agreements with Officers and Directors". We did not pay Messrs. Cantu, Pollard and Ward any additional compensation for serving as a director. We reimburse our directors for the expenses of attending Board, committee and shareholder meetings.

  Directors Options

        Directors may choose to participate in the elective options program under the 2001 Directors Stock Plan in lieu of receiving all or a portion of their annual retainer and meeting fees. In 2002, a total of 119,966 elective options were granted to Messrs. Berezny, Griffiths, Harris and Hess. Each elective option grant has the following features:

  •
  an exercise price of 85% of the fair market value of our common stock on the grant date;

  •
  a number of shares determined by dividing the recipient's retainer and meeting fees by 15% of the fair market value of our common stock on the grant date; and

  •
  a ten-year term and is it immediately exercisable.

        The Board may also grant discretionary options to directors. The grant and exercisability of all or a part of a discretionary option is determined by the Board and may be subject to the satisfaction of performance measures. The exercise price of each discretionary option is the fair market value of our common stock on the grant date. On May 3, 2002, the Board granted each non-employee director a discretionary option to purchase 15,000 shares of our common stock. Each discretionary option has the following features:

  •
  an exercise price of $13.972 per share;

  •
  becomes exercisable in 3,000 share increments on each April 14 through 2007;

  •
  expires April 13, 2009; and

  •
  becomes fully exercisable upon a change in control.

  Deferred Compensation Plan

        Non-employee directors may elect to defer the receipt of their annual retainer and meeting fees until a later date. Participating directors may invest their deferred amounts in two ways: (1) in a cash account that earns interest based on our average five-year borrowing rate, or (2) in a share equivalent account that we value based on the fair market value of our common stock on the purchase date.

  Certain Relationships

        Donald G. Soderquist is the brother-in-law of C. William Pollard, who retired from service as a director in January 2003.

Audit and Finance Committee Report

        The Audit and Finance Committee operates under its Charter and Operating Guidelines (Audit Capacity) adopted by the Board of Directors. All members of the Committee are independent as defined under the listing standards of the New York Stock Exchange.

        In accordance with the Charter and Operating Guidelines, the Committee meets periodically with financial management and the independent auditors of ServiceMaster to review the accounting principles, policies and practices. The Committee also reviews with the auditors and management the accounting, financial and operating controls of ServiceMaster. The Committee reviews fees and audit and non-audit services of the independent auditors. The performance of the independent auditors and the internal auditors is reviewed and appraised by the Committee. The Committee also reviews the scope of audits as well as the annual audit plan. Each year the Committee recommends to the Board the selection of the firm of independent auditors to audit the accounts and records of ServiceMaster and our subsidiaries. The Committee met twelve times in 2002.

        The Committee wishes to report that it has reviewed and discussed with management ServiceMaster's consolidated financial statements for the year ended December 31, 2002. The Committee has discussed with Deloitte & Touche LLP, our independent auditors for 2002, the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has also received the written disclosure and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP their independence. Based on the foregoing reviews and discussions, the Committee has recommended to the Board that ServiceMaster's consolidated financial statements for the year ended December 31, 2002 be included in our Annual Report on Form 10-K.

        The Committee has also considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of Deloitte & Touche LLP.

        Audit Fees.    The audit fees billed to ServiceMaster by Deloitte & Touche LLP for the year ended December 31, 2002 in connection with the 2002 audit and the 2001 and 2000 re-audit totaled $4,900,000. There were no audit fees billed to ServiceMaster by Arthur Andersen LLP for the year ended December 31, 2002.

        Financial Information System Design and Implementation Fees.    No fees were paid to Deloitte & Touche LLP or Arthur Andersen LLP for financial system design and implementation services rendered during 2002.

        All Other Fees.    All other fees billed to ServiceMaster by Deloitte & Touche LLP for the year ended December 31, 2002 totaled $1,100,000. All other fees billed to ServiceMaster by Arthur Andersen LLP for the year ended December 31, 2002 totaled $800,000. Total all other fees incurred by ServiceMaster during 2002 were $1,900,000. All other fees included tax planning and advice and foreign statutory and employee benefit plan audits.

Audit and Finance Committee
Herbert P. Hess, Chairman Paul W. Berezny Brian Griffiths Dallen W. Peterson

Item 2 – Proposal to Approve the ServiceMaster 2003 Equity Incentive Plan

        We believe in the value of stock-based incentive compensation. Our current stock-based incentive plan for employees, the 2000 Equity Incentive Plan (the "2000 Plan"), was approved by shareholders in 2000. The 2000 Plan expires in accordance with its terms on December 31, 2003, even if shares remain available for new awards at that time. As of March 28, 2003, approximately 3,300,000 shares remain available for new awards under the 2000 Plan. The Board of Directors is asking that shareholders approve the ServiceMaster 2003 Equity Incentive Plan (the "2003 Plan"). If shareholders approve the 2003 Plan, no additional grants will be made under the 2000 Plan after May 21, 2003 and any shares available for new awards under the 2000 Plan at that time will become available under the 2003 Plan.

General

        The purposes of the 2003 Plan are (1) to align the interests of our shareholders and recipients of awards by increasing the recipients proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, employees, consultants, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of ServiceMaster and its shareholders. Under the 2003 Plan, we may grant non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, (the "Code")), Stock Appreciation Rights ("SARs"), restricted stock, unrestricted stock and performance share awards.

        Approximately 40,000 officers and other employees, consultants, independent contractors and agents are eligible for consideration to participate in the 2003 Plan. Reference is made to Exhibit B to this Proxy Statement for the complete text of the 2003 Plan, which is summarized below.

Description of the 2003 Plan

        Administration.    The 2003 Plan will be administered by the Compensation and Leadership Development Committee (the "Committee"). Each member of the Committee is currently a "Non-Employee Director", within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and is an "outside director", within the meaning of Section 162(m) of the Code.

        Section 162(m) of the Code generally limits to $1 million the amount that a publicly held company is allowed each year to deduct for the compensation paid to each of the company's chief executive officer and the company's four most highly compensated executive officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals must be determined by a committee consisting solely of two or more "outside directors", (2) the material terms under which the compensation is to be paid, including the performance goals, must be approved by a majority of the company's stockholders, and (3) if applicable, the Committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Committee currently consists solely of "outside directors" for purposes of Section 162(m) of the Code. As a result, certain compensation under the 2003 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2003 Plan, such as any restricted stock award which is not subject to a performance condition to vesting, would be subject to the limit.

        Subject to the express provisions of the 2003 Plan, the Committee will have the authority to select eligible persons to receive awards and determine the terms and conditions of each award. All awards will be evidenced by a written agreement containing provisions consistent with the 2003 Plan as the Committee approves. The Committee will also have authority to establish rules and regulations for administering the 2003 Plan and to interpret or apply any of its provisions. Except with respect to grants to our executive officers and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, and to the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to administer the 2003 Plan to the Chief Executive Officer or other executive officers of ServiceMaster.

        Effective Date, Termination and Amendment.    The 2003 Plan will become effective as of May 21, 2003, if approved by shareholders at the annual meeting and will terminate on December 31, 2008, unless terminated earlier by the Board. The Board may amend the 2003 Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation and provided that no amendment may be made without shareholder approval if the amendment would (i) increase the maximum number of shares of common stock available under the 2003 Plan, (ii) effect any change inconsistent with Section 422 of the Code or (iii) extend the term of the 2003 Plan.

        Available Shares.    Subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event, 10,000,000 shares of common stock will be available under the 2003 Plan plus the number of shares of common stock remaining available for awards under the 2000 Plan on the date the 2003 Plan is approved by shareholders. The number of available shares will be reduced by the aggregate number of shares of common stock which become subject to outstanding options, free-standing SARs, stock awards and performance share awards. To the extent that shares of common stock subject to any such award are not issued or delivered by reason of its termination (other than a termination of an option upon the exercise of a tandem SAR) or by reason of the delivery or withholding of shares of common stock to pay all or a portion of the exercise price or tax withholding obligations relating to the award, then those shares of common stock will again be available under the 2003 Plan. The maximum number of shares of common stock with respect to which awards may be granted under the 2003 Plan during any calendar year to any person is 1,250,000, subject to adjustment as described above.

        Stock Options and SARs – General.    The Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of common stock or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

        Non-Qualified Stock Options and Stock Appreciation Rights.    The period for the exercise of a non-qualified stock option or SAR will be determined by the Committee. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of our common stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a "tandem SAR") will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR. All of the terms relating to the exercise or cancellation of a non-qualified stock option or SAR upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

        Incentive Stock Options.    Each incentive stock option will be exercisable for no more than ten years after its date of grant, unless the optionee owns greater than ten percent of the voting power of all shares of our capital stock (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value. Subject to the requirements of the Code, all of the terms relating to the exercise or cancellation of an incentive stock option (and tandem SAR) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

        Except in the case of an adjustment as described above, neither the exercise price of an option nor the base price of an SAR may be reduced after the date it is granted, and no option or SAR may be cancelled for the purpose of granting a new award at a lower exercise price or base price, without shareholder approval.

        Unrestricted Stock and Restricted Stock Awards.    The 2003 Plan provides for the grant of (1) bonus stock awards, which are vested upon grant, and (2) stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of or service to ServiceMaster during the restriction period or, if the restricted stock is subject to performance measures, if those performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a shareholder of ServiceMaster, including the right to vote and receive dividends with respect to the shares of restricted stock. Subject to adjustment as described above, the aggregate number of shares of common stock available for unrestricted and restricted stock awards will not exceed 3,500,000.

        Performance Share Awards.    The 2003 Plan also provides for the grant of performance share awards. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of common stock, which may be restricted stock, or the fair market value of all or a portion of a share of common stock in cash. Prior to the settlement of a performance share award in shares of common stock, the holder of the award will have no rights as a shareholder of ServiceMaster with respect to the shares of common stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance share award upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

        Performance Goals.    Under the 2003 Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Committee at the time of grant. With respect to awards granted to persons who are, or are expected to be, employed as the Chief Executive Officer of ServiceMaster or one of the four most highly compensated officers of ServiceMaster other than the Chief Executive Officer as of the last day of ServiceMaster's taxable year, the applicable performance goals will be established by the Committee within the first quarter of the applicable performance period and will include any one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual performance measures: earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; employee retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; delivery of a comprehensive strategic business plan and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of ServiceMaster (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof.

        Non-Transferability of Awards.    Unless otherwise specified in the agreement relating to an award, neither options nor share awards are transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by ServiceMaster.

        Change in Control.    For purposes of the 2003 Plan, ServiceMaster will undergo a change in control in the event of certain acquisitions of 25% or more of our common stock, a change in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of ServiceMaster (unless, among other conditions, ServiceMaster's shareholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of ServiceMaster. If our shareholders do not receive solely publicly traded stock pursuant to the change in control, then (1) each restricted stock award and performance award will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the highest price paid to our shareholders in connection with the change of control, or the fair market value of a share of our common stock on the date of the change in control, whichever is greater and (2) each outstanding option and SAR will be cancelled in exchange for a cash payment for each share subject to the award (other than shares subject to tandem SARs) in an amount equal to the excess, if any, of the amount determined as described in clause (1) over the applicable exercise price or base price of the award. If our shareholders receive solely publicly traded stock pursuant to the change in control, then all outstanding options will become fully exercisable, all restricted stock and performance awards will become fully vested and all performance measures will be deemed satisfied at the maximum level. In addition, an appropriate number of shares of the publicly traded stock received by our shareholders in any such transaction will be substituted for the shares of our stock subject to outstanding options, SARs and other awards, and an appropriate adjustment will be made to any applicable exercise or base price.

Federal Income Tax Consequences

        The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the 2003 Plan.

        A participant will not recognize taxable income at the time an option is granted and ServiceMaster will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and ServiceMaster will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by the exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and ServiceMaster will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon the disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and ServiceMaster will be entitled to a corresponding deduction.

        A participant will not recognize taxable income at the time SARs are granted and ServiceMaster will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by ServiceMaster. This amount is deductible by ServiceMaster as compensation expense.

        A participant will not recognize taxable income at the time a restricted stock award is granted and ServiceMaster will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If that election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by making an election under Section 83(b) of the Code or upon the lapse of restrictions is deductible by ServiceMaster as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather then dividend income, in an amount equal to the dividends paid and ServiceMaster will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted in an amount equal to the then fair market value of the stock. This amount is deductible by ServiceMaster as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

        A participant will not recognize taxable income at the time performance shares are granted and ServiceMaster will not be entitled to a tax deduction at that time. Upon the settlement of performance shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by ServiceMaster. This amount is deductible by ServiceMaster as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

        The Board of Directors recommends a vote FOR approval of the ServiceMaster 2003 Equity Incentive Plan.

Item 3 – Proposal to Approve the ServiceMaster Annual Bonus Plan

        The Board of Directors is asking that the shareholders approve the ServiceMaster Annual Bonus Plan (the "Bonus Plan"). The Board of Directors adopted the Bonus Plan on March 14, 2003, subject to shareholder approval.

        The Bonus Plan is designed to retain and motivate officers and other employees of ServiceMaster who are designated by ServiceMaster to participate in the Bonus Plan for a specified performance period (a "Performance Period") by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that performance period.

        This proposal is intended to comply with the shareholder approval requirements under Section 162(m) of the Code so that ServiceMaster's payments of awards under the Plan are tax deductible under that Section.

        Exhibit C to this proxy statement contains the complete text of the Bonus Plan which is summarized below.

        All officers and employees of ServiceMaster are eligible to be selected for participation in the Bonus Plan. The Compensation and Leadership Development Committee will select the eligible employees who will participate in the Bonus Plan for a specified Performance Period (or will authorize the Chief Executive Officer or another executive officer of ServiceMaster to select such employees, other than certain senior executive officers), and will do so not later than 90 days after the beginning of the Performance Period, or if earlier the date on which 25% of the Performance Period has been completed (the "Applicable Period").

        Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of specific performance goals established by the Committee for each Performance Period, and other terms and conditions that may be established by the Committee during the Applicable Period. A participant may receive an award under the Bonus Plan based upon achievement of an objective performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the Chief Executive Officer of ServiceMaster or one of the four most highly compensated executive officers of ServiceMaster other than the Chief Executive Officer as of the last day of ServiceMaster's taxable year ("162(m) Covered Employees"), the applicable performance goals shall include the following objective performance measures: earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; employee retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; delivery of a comprehensive strategic business plan and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of ServiceMaster (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof.

        Upon attainment of the relevant performance goals, a participant will be eligible to receive an award in cash determined pursuant to an objective formula or standard established at the same time the performance goals were established. The formula or standard may be based on an employee's base salary at the time or immediately before the performance goals for such Performance Period were established or on other fixed and determinable measures. In all cases the Committee has the sole and absolute discretion to reduce the amount of any payment under the Bonus Plan that would otherwise be made to any participant or to decide that no payment shall be made. No participant will receive a payment under the Bonus Plan with respect to any Performance Period in excess of $2,500,000, which maximum amount will be prorated with respect to Performance Periods that are less than one year in duration.

        Determination of the performance compensation awarded to each participant is to be made as of the last day of each Performance Period following a certification by the Committee that the applicable performance goals were satisfied.

        The Committee may delegate its responsibilities under the Bonus Plan to the Chief Executive Officer or such other executive officer of the Company as it deems appropriate, except that the Committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees.

        No compensation will be paid under the Plan to 162(m) Covered Employees if the Bonus Plan is not approved by shareholders. If approved, the Bonus Plan will remain in effect until December 31, 2007, unless terminated earlier by the Board of Directors.

        The actual amount of compensation that will be paid under the Bonus Plan, if the approval of shareholders is obtained, cannot be determined at this time.

        The Board of Directors recommends a vote FOR approval of the ServiceMaster Annual Bonus Plan.

Item 4 – Ratification of Selection of Independent Auditors

        Upon the recommendation of the Audit and Finance Committee, the Board has appointed Deloitte & Touche LLP as our independent auditors for 2003. A representative of Deloitte & Touche LLP will be present at the meeting. The representative will be given the opportunity to make a statement and respond to appropriate questions.

        On May 20, 2002, ServiceMaster, with the approval of the Board of Directors and its Audit and Finance Committee, dismissed Arthur Andersen LLP as its independent auditors and engaged Deloitte & Touche LLP as its new independent auditors. The appointment of Deloitte & Touche LLP became effective on May 22, 2002. During the two recent fiscal years ended December 31, 2001 and 2000, and the interim period subsequent to December 31, 2001, and through May 20, 2002, there were no disagreements between ServiceMaster and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its reports on ServiceMaster's consolidated financial statements for such periods. Arthur Andersen's report on ServiceMaster's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2001 and 2000 and the interim period from January 1, 2002 through May 20, 2002, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K. During the years ended December 31, 2001 and 2000, and through May 20, 2002, ServiceMaster did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on ServiceMaster's consolidated financial statements, or any matter that was the subject of a disagreement or reportable event, as described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for 2003.

Ownership of our Common Stock

        This table shows how many shares of ServiceMaster common stock certain individuals and entities beneficially owned on March 28, 2003, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our directors, (3) the five executive officers named in the Summary Compensation Table, and (4) all directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

Name of Beneficial Owner	Number of Shares Owned(1)	Percentage of Class(%)
Ariel Capital Management, Inc. (2)	28,769,113	9.61
Southeastern Asset Management, Inc. (3)	24,039,105	8.03
Capital Research and Management Company (4)	16,554,300	5.57
Paul W. Berezny (5)	1,469,635	*
Mitchell T. Engel	42,186	*
Brian Griffiths	156,132	*
Sidney E. Harris	105,722	*
Roberto R. Herencia	0	*
Herbert P. Hess	310,377	*
Michele M. Hunt	35,861	*
Jim L. Kaput	139,024	*
James D. McLennan	105,772	*
Ernest J. Mrozek	1,313,555	*
Dallen W. Peterson	2,122,201	*
Steven C. Preston	753,348	*
Betty Jane Scheihing	0	*
Donald K. Soderquist (6)	11,784	*
Jonathan P. Ward (7)	1,145,348	*
David K. Wessner (8)	1,263,747	*
All directors and executive officers as a group (19 persons)	9,056,900	3.02
*Less than one percent.

(1)	Includes shares which the directors or named executive officers have the right to acquire prior to May 27, 2003 through the exercise of stock options as follows: Mr. Berezny, 127,318 shares; Mr. Engel, 40,000 shares; Mr. Griffiths, 156,132 shares; Mr. Harris, 104,035 shares; Mr. Hess, 86,565 shares; Ms. Hunt, 35,861 shares; Mr. Kaput, 97,541 shares; Mr. McLennan, 76,048 shares; Mr. Mrozek, 901,454 shares; Mr. Peterson, 30,375 shares; Mr. Preston, 727,570 shares; Mr. Soderquist, 9,000 shares; Mr. Ward, 968,605 shares; and Mr. Wessner, 122,546 shares. Does not include common stock equivalents under the Directors' Deferred Fees Plan or the ServiceMaster Deferred Compensation Plan. At December 31, 2002, the directors and named executive officers held common stock equivalents under those plans as follows: Mr Berezny, 1,347 shares; Mr. Engel, 2,636 shares; Mr. Griffiths, 763 shares; Mr. Harris, 9,710 shares; Mr. Hess, 80,682 shares; Mr. Kaput, 4,792 shares; Mr. McLennan, 3,353 shares; Mr. Mrozek, 2,958 shares; Mr. Peterson, 3,327 shares; Mr. Preston, 40,976 shares; and Mr. Wessner, 50,894 shares.

(2)
Ariel Capital Management, Inc. is an investment advisor located at 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2002, it had sole voting power as to 24,422,129 shares and sole investment power as to 28,636,443 shares.
(3)
Southeastern Asset Management, Inc. is an investment advisor located at 6110 Poplar Avenue, Suite 900, Memphis, Tennessee 38199. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2002, it had sole voting power as to 19,039,105 shares, no voting power as to 5,000,000 shares, sole investment power 23,971,605 shares and no investment power as to 67,500 shares.
(4)
Capital Research and Management Company is an investment advisor located at 333 South Hope Street, Los Angeles, CA 90071. According to its Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 2002, it had sole investment power as to 16,554,300 shares.
(5)
Includes 540,064 shares as to which Mr. Berezny has shared voting and sole investment power, and 664,244 shares as to which he has shared voting and investment power. Mr. Berezny disclaims beneficial ownership of 61,192 shares owned by his child.
(6)	Includes 729 shares as to which Mr. Soderquist has shared voting and sole investment power.
(7)	Mr. Ward has the right to acquire 80,000 shares through the conversion of two debentures.
(8)
Includes 264,632 shares as to which Mr. Wessner has sole voting and shared investment power, and 607,465 shares as to which Mr. Wessner has shared voting and investment power. Mr. Wessner is a director of Director Investment Co., he disclaims beneficial ownership of 545,620 shares by held by Director Investment Co.

Compensation and Leadership Development Committee Report on Executive Compensation

        All members of this Committee are "outside directors" within the meaning of regulations under Section 162(m) of the Internal Revenue Code of 1986 and "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation and Leadership Development Committee has overall responsibility for determining the total compensation of ServiceMaster's executive officers as well as administering the annual bonus plan, long-term performance award plan, stock-based compensation plans, 401(k) plan and deferred compensation plan. The Committee is comprised of four independent directors and no member of the Committee is a current or former employee of ServiceMaster or participates in any of the executive compensation programs.

  Objectives

        ServiceMaster's compensation plans for executive officers are designed to:

  •
  attract, motivate and retain the highest caliber executives;
  •
  align the interests of executive officers with those of the shareholders through the use of equity-based incentive awards that link a significant portion of compensation to stock performance; and
  •
  emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical objectives.

        To meet these objectives, the Committee considers objective and subjective factors in making pay decisions for the executive officers. These factors include competitive pay practices, historical compensation levels and individual performance. Companies used for executive compensation pay comparison purposes include a broad group of companies similar in size to ServiceMaster. These companies include some of the companies contained in the Standard & Poor's 1500 Diversified Commercial Services Index used in the performance graph.

  Executive Officer Compensation Components

        For 2002, the compensation package for executive officers consisted primarily of the following components:

  •
  base salary;
  •
  annual incentive compensation under our Annual Bonus ("ABP") plan;
  •
  awards under our Long-Term Performance Award ("LTPA") plan;
  •
  stock options; and
  •
  restricted stock awards.

  Total Compensation

        Total compensation is comprised of both annual and long-term compensation. Annual compensation consists of base salary and at-risk ABP and LTPA compensation. For executive officers, more than 50% of annual compensation is at-risk. Long-term compensation consists of stock options and restricted stock which links executive officers' long-term economic interest to that of the shareholders and encourages them to own and hold ServiceMaster stock.

        In designing total compensation, base salaries are targeted at or below the median of comparable companies. When ServiceMaster achieves its performance targets for its ABP plan, base salary and ABP compensation will be equal to or slightly above the fiftieth percentile for comparable companies. When ServiceMaster achieves its performance targets for its ABP plan and consistently achieves its performance targets for its LTPA plan, total compensation (base salary, ABP and LTPA compensation) is targeted to be at or slightly above the seventy-fifth percentile for comparable companies.

  Base Salary

        The Committee reviews each executive officer's salary taking into consideration comparable market data for similar positions, as provided by an independent outside consultant. The Committee also considers the executive's, the business unit's and ServiceMaster's performance. The base salary for the Chief Executive Officer is approved by the Compensation and Leadership Development Committee.

  Annual Incentive Compensation

        Annual incentive compensation is awarded under the ABP plan. Shareholders are being asked to approve the ServiceMaster Annual Bonus Plan, which is intended to replace the APB. See "Item 3 – Proposal to Approve the ServiceMaster Annual Bonus Plan" for more information about that plan. The ABP provides for annual incentive compensation based upon the extent to which ServiceMaster and/or individual business units achieve their performance targets established at the beginning of the year. The percentage awarded to an executive can range from 0% up to 120% of base salary. In the case of the Chief Executive Officer, the percentage awarded can be up to 175% of base salary. No ABP payment is earned if performance is below a pre-determined threshold.

  Long-Term Performance Award Plan

        Awards under the LTPA plan, are based on achieving pre-established targets. The total target award for all participants in 2002 was 2.22% of pre-tax income for that year. LTPA payments are based on the following two factors: (1) achieving greater than 80% of budgeted pre-tax income from continuing operations; and (2) three-year average net income exceeding our cost of capital. If ServiceMaster achieves less than 80% of the budgeted pre-tax income from continuing operations the amount earned is zero. If the three-year average net income does not exceed our cost of capital is zero or below, then the amount earned is zero.

        For administrative purposes, each participant's account has an administrative credit amount equal to the participant's target award. This administrative credit is designed to reduce the possibility of a payout that is substantially below or above the target award for the year. Each year, the amount earned is calculated and credited to the participant's account balance. Each participant receives an annual payment equal to 40% of his or her account balance. The remaining account balance is carried over to the following year. In no circumstances will the administrative credit be paid to a participant. If a calculated payout would otherwise reduce the account balance below the administrative credit, the payout is reduced to an amount that maintains the administrative credit amount. Superior financial performance, if sustained over time, can result in a payout above the target award for a particular year. Conversely, sustained poor financial performance can result in a payout below the target award for a particular year.

  Stock Options and Restricted Stock

        Stock options are the key element of the long-term compensation program. The number of stock options granted is based on the executive officer's position, experience and performance. Option grants are generally made to executive officers once a year. The options have an exercise price equal to the fair market value of a share of common stock on the grant date and become exercisable over a five-year period. The 2002 options have a term of seven years.

        On July 30, 2002, ServiceMaster announced it would begin accounting for stock options as compensation expense in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", beginning in 2003. Grants will be expensed over the stock option vesting period based on the fair value at the date the options are granted.

        In 2000, ServiceMaster entered into a joint venture with Kleiner, Perkins, Caufield & Byers to develop an Internet company, WeServeHomes.com, Inc., a consolidated subsidiary of ServiceMaster. In order to align ServiceMaster's executive officers' interests with the success of WeServeHomes, in 2000 (2001 in the case of Mr. Ward) the Board of Directors of WeServeHomes granted stock options to ServiceMaster's executive officers. On December 26, 2001, ServiceMaster purchased the interest of Kleiner, Perkins,

Caufield & Byers in WeServeHomes. On January 11, 2002, WeServeHomes merged with a wholly owned subsidiary of ServiceMaster. As a result of that merger, each WeServeHomes option was converted into a ServiceMaster option at a ratio of 55.48 to 1 with an exercise price of $13.87, the fair market value of our common stock on the date of conversion. See "Certain Transactions – WeServeHomes.com".

        Two executive officers were granted 8,000 shares of restricted stock in January 2002 in recognition of their efforts in the successful sale of ServiceMaster's Management Services subsidiary in November 2001.

  Chief Executive Officer

        For 2002, Mr. Ward's base salary was $725,000.

        Under Mr. Ward's leadership in 2002, ServiceMaster implemented major initiatives in a variety of areas. Three major operational initiatives, Voice of the Customer, Voice of the Employee and Six Sigma were put into practice across ServiceMaster, yielding both process and financial improvements.

        During the course of 2002, Mr. Ward brought new leaders and methods to our marketing, strategic sourcing, human resources, and risk management organizations. Measurable improvements were realized in purchasing of gas, chemicals, automobiles and trucks, basic supplies, advertising and real estate. Process enhancements were realized in the areas of performance management and the alignment of the leaders of ServiceMaster using a system of cascading objectives, goals, strategies, and measurements (OGSMs) throughout the organization.

        Mr. Ward, together with our Board of Directors, addressed the area of corporate governance. Our Corporate Governance Principles were revised, Charters and Operating Guidelines were adopted for our Audit and Finance, Governance and Nominating, and Compensation and Leadership Development Committees, and the structure and composition of our Board and its Committees were changed.

        Mr. Ward's ABP for 2002 was $736,781 which was paid in accordance with the ABP Plan and represents 102% of Mr. Ward's base salary, or 68% of Mr. Ward's target. Mr. Ward's target LTPA award was $663,000 for 2002. As a result of achieving 88% of targeted pre-tax income from continuing operations and achieving an average net income that exceeded the cost of capital, the amount earned by Mr. Ward in 2002 was $585,000, which was credited to his account balance. Mr. Ward received a payout equal to 40% of his account balance, or $518,720. In February 2002 Mr. Ward was granted a seven-year option to purchase 425,000 shares of common stock at an exercise price of $13.83.

  Million Dollar Cap

        Section 162(m) of the Code limits ServiceMaster's ability to deduct from its income compensation in excess of $1,000,000 paid to our named executive officers. The limitation does not apply to qualified performance-based compensation, provided that certain conditions are satisfied, including the attainment of performance goals approved by our shareholders. Our ABP, LTPA and 2000 Equity Incentive Plan allow for qualified performance-based compensation, nevertheless, the Compensation and Leadership Development Committee retains the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and competitive compensation levels even if as a result ServiceMaster is unable to deduct from its income all of the compensation paid to an executive officer.

Compensation and Leadership Development Committee
David K. Wessner, Chairman Michele M. Hunt Betty Jane Scheihing Donald G. Soderquist

Executive Compensation

        The following table summarizes the compensation paid during 2000, 2001 and 2002 to our Chairman and Chief Executive Officer and our four other most highly compensated executive officers. We refer to these five executive officers as the named executive officers.

Summary Compensation Table

		Annual Compensation				Long Term Compensation
						Awards		Payouts
			Bonus ($)				Securities Underlying Options/SARs (#)(3)
Name and Principal Position						Restricted Stock Award(s) ($)(2)		All Other Compensation($)(4)
	Year	Salary($)	ABP		LTPA(1)
Jonathan P. Ward Chairman and Chief Executive Officer (April 2002 to present)	2002 2001	725,000 700,000	736,781 1,050,000		518,720 409,200		425,000 1,633,605	57,414 4,420
Ernest J. Mrozek President and Chief Operating Officer (April 2002 to present)	2002 2001 2000	550,331 450,000 380,000	386,375 337,500 294,000		438,104 286,440 93,543		300,000 250,000 177,163	5,200 4,420 4,760
Steven C. Preston Executive Vice President and Chief Financial Officer	2002 2001 2000	446,000 425,000 350,000	313,491 355,000 0	(5)	363,104 286,440 92,218	110,800	100,000 250,000 202,523	5,200 4,420 2,210
Jim L. Kaput Senior Vice President and General Counsel	2002 2001 2000	350,000 260,000 172,499	256,413 256,000 173,000	(5)	203,744 81,840 15,220	110,800	85,000 75,000 50,541	1,204 3,430 0
Mitchell T. Engel Chief Marketing Officer (since April 2002 to present)	2002	243,750	325,000		162,500		200,000	4,656

(1)
LTPA payouts are made (or credited, if a participant elects to defer payment pursuant to our deferred compensation plan) in cash. ServiceMaster must achieve at least 80% of budgeted pre-tax income from continuing operations and its three-year average net income, must exceed its cost of capital in order for an amount to be credited to the participant's account balance.

(2)
Restricted stock awards were granted under the ServiceMaster 2000 Equity Incentive Plan and were valued at the closing price of ServiceMaster stock as of January 2, 2002, at $13.85 per share, the day after the grant date. The shares vest in 20% increments on each anniversary grant date and fully vest on January 1, 2006. As of December 31, 2002, each of Mr. Preston and Mr. Kaput held 8,000 shares of restricted stock valued at $88,800. Dividends are paid on restricted stock at the same rate and time as to all shareholders of ServiceMaster.

(3)
Pursuant to the merger on January 11, 2002 of WeServeHomes into a wholly owned subsidiary of ServiceMaster, the incentive options to purchase WeServeHomes common stock granted in 2000 (2001 to Mr. Ward) were converted into incentive options to purchase ServiceMaster common stock at an exercise price of $13.87 per share as follows: Mr. Ward, 3,605 shares; Mr. Mrozek, 2,163 shares; Mr. Preston, 2,523 shares; and Mr. Kaput, 541 shares. These options are reflected in the table as a portion of the options granted in 2000 (2001 to Mr. Ward). For more information about the transactions associated with WeServeHomes.com, see "Certain Transactions – WeServeHomes.com".

(4)
All other compensation for 2002 consists of ServiceMaster contributions under our 401(k) plan and deferred compensation plan (Mr. Ward, $5,200; Mr. Mrozek, $5,200; Mr. Preston, $5,200; and Mr. Engel, $2,600), ServiceMaster matching contributions under the ESPP (Mr. Ward, $27,005; Mr. Kaput, $1,204; and Mr. Engel, $2,056), and imputed interest income of $25,209 on a loan to Mr. Ward.

(5)
Includes $100,000 as a transaction bonus in connection with the sale of our Management Services subsidiary in November 2001.

        The following table contains information about stock option grants made to the named executive officers in 2002.

Option Grants in 2002

Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in 2002	Exercise Price ($/Sh)	Expiration Date	Grant Date Value($)(2)
Jonathan P. Ward	425,000	9.0	13.83	02/07/09	1,640,500
Ernest J. Mrozek	100,000 200,000	2.1 4.2	13.83 13.972	02/07/09 05/02/09	386,000 764,000
Steven C. Preston	100,000	2.1	13.83	02/07/09	386,000
Jim L. Kaput	85,000	1.8	13.83	02/07/09	328,100
Mitchell T. Engel	200,000	4.2	13.73	04/07/09	780,000

(1)
Each option has an exercise price per share equal to the fair market value of our common stock on the grant date. Each option becomes exercisable in 20% increments on each anniversary of the grant date. Each option becomes fully exercisable upon a change in control.

(2)
In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the ServiceMaster options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The actual value of the options in this table depends upon changes in the market price of stock during the applicable period. We made the following assumptions when calculating the grant date present value of ServiceMaster options: the option will be exercised after six years, volatility of 31.6%, annual dividend yield of 3% and an interest rate of 4.7%.

Aggregated Option Exercises in 2002 and Year-End 2002 Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable(#)	Value of Unexercised In-the-Money Options at December 31, 2002 Exercisable/Unexercisable($)(1)
Jonathan P. Ward	0	0	633,605/1,425,000	378,000/600,000
Ernest J. Mrozek	0	0	635,357/691,109	401,938/362,750
Steven C. Preston	0	0	630,570/629,611	217,000/398,000
Jim L. Kaput	0	0	55,541/205,000	55,700/105,300
Mitchell T. Engel	0	0	0/200,000	0/0

(1)
Based on the closing price of ServiceMaster common stock of $11.10 on December 31, 2002.

Equity Compensation Plan Information

        Except as described in the first footnote, the following table contains information, as of December 31, 2002, about common stock that may be issued under our equity compensation plans. The table does not include information regarding the ServiceMaster 2003 Equity Incentive Plan, for which we are seeking shareholder approval at the annual meeting. See "Item 2 – Proposal to Approve the ServiceMaster 2003 Equity Incentive Plan" for information about the proposed plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by shareholders	29,213,156		$12.2479		11,789,315	(1)
Equity compensation plans not approved by shareholders	3,762,194	(2)	$15.9042	(3)	—	(4)
Total	32,975,350				11,789,315

(1)
Reflects shares available under the ServiceMaster 2000 Equity Incentive Plan, including up to 375,000 shares available for restricted stock awards, as well as shares available under the ServiceMaster 2001 Directors Stock Plan, including up to 2,700,000 shares available for restricted stock awards.

  The 2001 Directors Stock Plan, as approved by shareholders, did not have a termination date and permitted awards up to 700,000 shares annually, including restricted stock awards of up to 300,000 shares. In January 2003 the Board amended the 2001 Directors Stock Plan to provide that it will terminate in April 2011. The information in this table is presented as if that amendment had been effective on December 31, 2002.

(2)
Includes options to purchase ServiceMaster common stock issued in connection with ServiceMaster's acquisition of Long-Term Care Services, Inc., American Residential Services, Inc. and LandCare USA, Inc., as well as options to purchase ServiceMaster common stock issued in connection with the merger of WeServeHomes.com into a wholly owned subsidiary of ServiceMaster. Upon the consummation of each of these transactions, each outstanding option to purchase common stock of the acquired company was converted into an option to purchase shares of ServiceMaster common stock. ServiceMaster cannot grant any additional awards under the equity compensation plans pursuant to which the options that were converted were originally issued. The following table reflects information with respect to the options described in this footnote that were outstanding at December 31, 2002.

Transaction	Number of Option Shares	Weighted Average Exercise Price
Long-Term Care Services	1,884	$2.2548
American Residential Services	422,993	$39.2726
LandCare USA	352,157	$15.0772
WeServeHomes	197,149	$13.87
(3)
Does not reflect 524,418 shares issuable pursuant to the ServiceMaster Deferred Compensation Plan or 258,593 shares issuable pursuant to The ServiceMaster Company 2002 Directors Deferred Fees Plan, because the concept of an exercise price is not meaningful under either plan. The material features of each plan are described below.

(4)
None of the ServiceMaster Employee Stock Purchase Plan (the "ESPP"), the ServiceMaster International Employee Stock Purchase Plan (the "International ESPP"), the ServiceMaster Deferred Compensation Plan (the "Deferred Compensation Plan") or The ServiceMaster Company 2002 Directors Deferred Fees Plan (the "Directors Deferred Fees Plan") contains a limit on the number of shares available thereunder. The material features of each plan are described below.

        The material features of each of our equity compensation plans that was adopted without shareholder approval are described below:

        ESPP.    The ESPP is not a qualified employee stock purchase plan under Section 423 of the Code. Employees with at least 90 consecutive days of service can participate in the ESPP. Each participant can elect to have any percentage or dollar amount of his or her salary deducted from what would otherwise be paid to the participant and credited to the participant's account under the plan. ServiceMaster will credit to each participant's account an amount equal to 15% of the participant's payroll deduction on a monthly basis. The credit will be determined only on payroll deductions not in excess of 10% of the participant's monthly compensation. Amounts are credited to each participant's account as soon as administratively possible after the last day of the calendar month. Shares are purchased for each participant's account at fair market value.

        International ESPP.    The International ESPP is not a qualified employee stock purchase plan under Section 423 of the Code. United Kingdom employees with at least 12 months of service can participate in the International ESPP. Each participant can elect to have any percentage or dollar amount of his or her salary deducted from what would otherwise be paid to the participant and credited to the participant's account under the plan. ServiceMaster will credit to each participant's account an amount equal to 15% of the participant's payroll deduction on a quarterly basis. The credit will be determined only on payroll deductions not in excess of 10% of the participant's previous year's earnings. Amounts are credited to each participant's account as soon as administratively possible after the last day of the calendar month. Shares are purchased for each participant's account at fair market value.

        Deferred Compensation Plan.    The Deferred Compensation Plan allows participants to defer the receipt of a portion of their compensation. Deferred compensation is credited to a bookkeeping account, where it is deemed invested in a variety of investment vehicles, including a share equivalent account. A share equivalent is a bookkeeping unit credit equivalent to one share of our common stock. Amounts deferred into a share equivalent account may not be transferred into other investment alternatives. Share equivalents are paid in shares of ServiceMaster common stock upon distribution.

        Directors Deferred Fees Plan.    The Directors Deferred Fees Plan allows non-employee directors to defer receipt of all or a portion of their annual retainer and meeting fees. Deferred amounts are credited to a bookkeeping account, where it is deemed invested in a variety of investment vehicles, including a share equivalent account. A share equivalent is bookkeeping unit credit equivalent to one share of our common stock. Amounts deferred into the share equivalent account may not be transferred into other investment alternatives. Share equivalents are paid in shares of ServiceMaster common stock upon distribution.

  Certain Options and Convertible Debentures

        On January 9, 2001, in connection with his becoming President and CEO of ServiceMaster, Mr. Ward was granted an option to purchase 1,630,000 shares of ServiceMaster common stock, of which 1,380,000 shares are not subject to a shareholder approved plan. The option has an exercise price of $10.50 per share. This option was exercisable as to 380,000 shares as of the January 9, 2001 grant date and becomes exercisable as to an additional 250,000 shares on December 31 in each of the years 2001 through 2005.

        On March 16, 2001, Mr. Pollard was granted an option to purchase 250,000 shares of ServiceMaster common stock. The option has an exercise price of $10.52 per share. This option becomes exercisable as to 50,000 shares on March 16 in each of the years 2002 through 2006.

        On February 8, 2002, Mr. Ward was granted an option to purchase 425,000 shares of ServiceMaster common stock, of which 175,000 shares are not subject to a shareholder approved plan. The option has an exercise price of $13.83 per share. This option becomes exercisable as to 85,000 shares on February 8 in each of the years 2002 through 2006.

        In January 2001, Mr. Ward purchased from ServiceMaster a 5.50% convertible debenture due January 9, 2011, with a face value of $1,050,000. In May 2001, Mr. Ward purchased a second 5.50% convertible debenture due May 10, 2011, with a face value of $1,083,000. Each debenture is convertible into 100,000 shares of ServiceMaster common stock. Each debenture becomes convertible into 20,000 shares of ServiceMaster common stock on December 31 in each of the years 2001 through 2005. See "Agreements with Officers and Directors – Jonathan P. Ward" for additional information concerning the debentures.

Agreements with Officers and Directors

  Jonathan Ward

        On February 12, 2001, Jonathan Ward became the President, Chief Executive Officer and a director of ServiceMaster. Mr. Ward also became a member of the Executive Committee of our Board. Mr. Ward and ServiceMaster have entered into an employment agreement. Mr. Ward receives an annual salary of not less than $700,000. Mr. Ward's annual bonus target is 150% of his salary. Pursuant to his employment agreement, Mr. Ward was granted 1,000 participation units under our 2001 Long-Term Performance Award Plan.

        In January 2001, Mr. Ward purchased from ServiceMaster a 5.50% convertible debenture due January 9, 2011, with a face value of $1,050,000. ServiceMaster loaned Mr. Ward the entire amount of the purchase price through a 5.50% full recourse loan due January 9, 2011. In May 2001, Mr. Ward purchased a second 5.50% convertible debenture due May 10, 2011, with a face value of $1,083,000. ServiceMaster loaned 50% of the purchase price of this second debenture with a 5.50% full recourse note due May 10, 2011. Each debenture becomes convertible into 20,000 shares of ServiceMaster common stock on December 31 on each of the years 2001 through 2005. The due date of each loan may be accelerated (1) by ServiceMaster after an event of default under the loan, (2) if the related debenture is redeemed by ServiceMaster after Mr. Ward's termination of employment for any reason other than death, retirement, disability, termination by ServiceMaster without cause, termination by Mr. Ward for good reason, or termination of Mr. Ward's employment after a person has become the owner of at least 35% of our common stock, or (3) if the maturity date of the related debenture is accelerated by Mr. Ward after an event of default under the debenture. At March 28, 2003, the balance of the loan for the first debenture was $1,050,000 and the balance of the loan for the second debenture was $541,500.

        In connection with Mr. Ward's agreement to become our Chief Executive Officer, ServiceMaster loaned Mr. Ward $500,000. This loan is due upon the earlier of January 16, 2006 and, Mr. Ward's termination of employment for any reason. The maturity date of the loan may be accelerated by ServiceMaster after an event of default under the loan. This loan is full recourse and without interest. At March 28, 2003, the balance of this loan was $500,000.

        Additional information regarding Mr. Ward's compensation is included under "Compensation and Leadership Development Committee Report on Executive Compensation" and "Executive Compensation".

  Mitchell Engel

        On April 1, 2002, Mitchell Engel became the Chief Marketing Officer of ServiceMaster. In accepting the position of Chief Marketing Officer, Mr. Engel was required to close down a successful consulting business. ServiceMaster and Mr. Engel entered into an employment agreement upon his acceptance of employment. Mr. Engel receives an annual salary of not less than $325,000. Mr. Engel's annual bonus target is 100% of his salary. Pursuant to his employment agreement, Mr. Engel was also granted 325 participation units under our 2001 Long-Term Performance Award Plan. Mr. Engel was also granted an option to purchase 200,000 shares of common stock at an exercise price of $13.73. The option becomes exercisable as to 40,000 shares on April 8 in each of the years 2003 through 2007.

        In the event Mr. Engel's employment with ServiceMaster is terminated on or prior to March 31, 2004, by ServiceMaster without cause or by Mr. Engel for good reason, Mr. Engel will receive separation payments and benefits including (1) an annual salary for the period commencing on the termination date and ending on the one-year anniversary of the termination date, (2) two times target annual bonus for the termination year less any annual bonus paid for the period on or prior to March 31, 2004, (3) continued vesting of all equity awards through March 31, 2004, (4) full vesting of deferred compensation benefits, and

(5) continuation of group/executive benefits, including among other things, health, life, disability and the 401(k) plan.

        In the event Mr. Engel's employment with ServiceMaster is terminated on or after April 1, 2004 by ServiceMaster without cause, Mr. Engel will receive (1) an annual base salary in effect at the time of termination and ending on the one-year anniversary of the termination date, (2) one times target annual bonus for the termination year, (3) vesting of all equity awards through the one-year anniversary of the termination date, (4) full vesting of deferred compensation benefits, and (5) continuation of group/executive benefits.

  C. William Pollard

        On January 24, 2003, C. William Pollard retired from service as a director of ServiceMaster. In November 1980, ServiceMaster and Mr. Pollard entered into a Deferred Compensation and Salary Continuation Agreement relating to Mr. Pollard's retirement from service as a full-time employee. That agreement was amended and restated on June 30, 1987. ServiceMaster and Mr. Pollard entered into an agreement as of April 24, 2001 relating to Mr. Pollard's retirement as Chairman of the Board and which amended and restated the prior agreement. Effective as of May 1, 2002, he agreed to provide consulting services on various matters relating to the operation, administration and management of ServiceMaster. The agreement is effective until the date of Mr. Pollard's death.

        Mr. Pollard receives an annual salary of $300,000. In the event Mr. Pollard predeceases his wife, ServiceMaster will pay Mrs. Pollard $200,000 annually until the date of her death. If a change in control occurs while payments are being made pursuant to the agreement, ServiceMaster will purchase an insurance policy providing for the continuation of payments under the agreement or, at ServiceMaster's election, Mr. Pollard (or Mrs. Pollard if he predeceases her) will be entitled to receive a lump sum amount that is the actuarial equivalent of the aggregate amount payable to Mr. Pollard under the agreement had the change in control not occurred.

        Mr. Pollard receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to health benefits, an office and the services of a secretary, the use of an automobile and one club membership designated by Mr. Pollard. Under the agreement, each option to purchase common stock held by Mr. Pollard became fully exercisable and expires on June 1, 2013. In exchange for these benefits, Mr. Pollard agreed to non-competition and non-solicitation restrictions.

  Carlos Cantu

        On January 24, 2003, Carlos Cantu retired from service as a director of ServiceMaster. In June 2001, ServiceMaster and Mr. Cantu entered into an agreement as of April 24, 2001 where Mr. Cantu agreed to provide consulting services on various matters relating to the operation, administration and management of ServiceMaster. The agreement is effective until the date of Mr. Cantu's death.

        Mr. Cantu receives an annual salary of $300,000. In the event Mr. Cantu predeceases his wife, ServiceMaster will pay Mrs. Cantu $200,000 annually until the date of her death. If a change in control occurs while payments are being made pursuant to the agreement, Mr. Cantu (or Mrs. Cantu if he predeceases her) will be entitled to receive a lump sum amount that is the actuarial equivalent of the aggregate amount payable to Mr. Cantu under the agreement had the change in control not occurred.

        Mr. Cantu receives those employee benefits which ServiceMaster makes available to its executives, including but not limited to health benefits, an office and the services of a secretary, the use of an automobile and one club membership designated by Mr. Cantu. Under the agreement, each option to purchase common stock held by Mr. Cantu became fully exercisable and expires on November 9, 2008. In exchange for these benefits, Mr. Cantu agreed to non-competition and non-solicitation restrictions.

  Change in Control Severance Agreements

        ServiceMaster has entered into Change in Control Severance Agreements with the following named executive officers: Jonathan Ward, Ernest Mrozek, Steven Preston, Jim Kaput and Mitchell Engel, and certain other officers. These agreements were a result of a determination by the Board that it was in the best interests of ServiceMaster and its shareholders to secure the continued service, dedication and objectivity of its officers in the event of a possible change in control of ServiceMaster.

        A "change in control" includes (1) an acquisition by a person or group of 25% or more of ServiceMaster's common stock (other than an acquisition from or by ServiceMaster or by a ServiceMaster benefit plan), (2) a change in a majority of the Board, (3) the consummation of a reorganization, merger or consolidation or sale of substantially all of ServiceMaster's assets (unless stockholders receive 60% or more of the stock of the resulting company), or (4) a liquidation or dissolution of ServiceMaster.

        Benefits are payable under the agreements only if a change in control has occurred and within two years after the change in control the officer's employment is terminated for any reason other than by ServiceMaster for cause, by the officer without good reason or upon the officer's death or disability. The benefits payable under the agreements with our named executive officers include a lump sum cash payment consisting of (1) three times the named executive officer's highest base annual salary during the prior 12 months, and (2) three times the named executive officer's target annual bonus and target long-term performance award bonus for the year in which the change in control occurs. The named executive officer would also be entitled to: (1) the named executive officer's salary through the date of termination, (2) a pro rated annual bonus and long-term performance award payout through the date of termination based upon the target bonus or award for the year in which the change in control occurs, (3) any amounts held back under the long-term performance award plan in respect of a prior period would become vested, due and payable, (4) a payout of previously deferred compensation, and (5) the value of any unvested employer contributions to the 401(k) plan or deferred compensation plan. ServiceMaster must also maintain insurance on behalf of the named executive officer and his dependents for three years. The agreements provide that if payments thereunder subject the named executive officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, ServiceMaster will make an additional payment to the named executive officer equal to the excise tax on such payment.

        The agreements are not employment agreements, and do not impair the right of ServiceMaster to terminate the employment of the named executive officer with or without cause prior to a change in control.

Performance Graph

        The following graph compares the five-year cumulative total return to our shareholders with the five-year cumulative return as determined under the Standard & Poor's 500 Index and under the Standard & Poor's 1500 Diversified Commercial Services Index. Prior to 2003, we used the S&P Services (Commercial/Consumer) – Super Index. The S&P Services (Commercial/Consumer) – Super Index, however, is no longer provided by S&P and is not included in the performance graph for that reason.

Comparison of Five Year Cumulative Total Return*
Among ServiceMaster, the S&P 500 Index and
the S&P 1500 Diversified Commercial Services Index

*$100 invested on 12/31/97 in stock or index – including reinvestment of dividends.

	1997	1998	1999	2000	2001	2002
ServiceMaster	100	115.00	65.56	63.38	78.77	65.48
S&P 500 Index	100	128.58	155.63	141.46	124.65	97.10
S&P 1500 Diversified Commercial Services Index	100	88.36	76.97	75.60	87.89	74.27

Certain Transactions

  WeServeHomes.com

        In November 1999, ServiceMaster organized WeServeHomes.com, Inc., an Internet company, to provide comprehensive on-line solutions for home services, products, and information. On January 19, 2000, in connection with the offering of series B preferred stock, Kleiner, Perkins, Caufield & Byers purchased 6,000,000 shares of series B preferred stock at a price of $2.50 per share and ServiceMaster purchased 32,000,000 shares of series A preferred stock at a price of $2.50 per share. On May 12, 2000, WeServeHomes sold a total of 400,000 shares of series B preferred stock to eighteen officers of ServiceMaster at a price of $2.50 per share. ServiceMaster made full recourse loans to fifteen of those officers to finance the purchase of these shares, including the following executive officers: Ernest Mrozek (40,000 shares for $100,000) and Steven Preston (40,000 shares for $100,000). On February 5, 2001, Kleiner Perkins exercised its warrant to purchase 2,000,000 shares of series B preferred stock at a price of $2.50 per share and ServiceMaster purchased 4,000,000 additional shares of series A preferred stock at a price of $2.50 per share. On May 12, 2001, WeServeHomes sold 50,000 shares of series B preferred stock to Jonathan Ward at a price of $2.50 per share. ServiceMaster made a full recourse loan to Mr. Ward of $125,000 to finance the purchase of these shares.

        In December 2001, the Audit and Finance Committee retained an independent firm to render a valuation opinion in connection with ServiceMaster's potential purchase of the equity interests in WeServeHomes held by Kleiner Perkins and ServiceMaster officers, as well as the conversion of options to purchase WeServeHomes common stock into options to purchase ServiceMaster common stock. On December 26, 2001, after obtaining an independent valuation opinion, ServiceMaster purchased the interest of Kleiner Perkins in WeServeHomes at a price of $2.50 per share. On January 11, 2002, WeServeHomes merged into ServiceMaster Holding Corporation, a wholly owned subsidiary of ServiceMaster. In connection with the merger, ServiceMaster purchased all of the shares of series B preferred stock owned by officers of ServiceMaster for $2.50 per share, including the following executive officers: Ernest Mrozek, C. William Pollard, Steven Preston and Jonathan Ward. The proceeds from the sale were used by those officers with outstanding promissory notes executed in connection with the purchase of series B preferred stock to pay the unpaid principal amount. As described in note (3) to the Summary Compensation Table, in connection with the merger the incentive stock options to purchase WeServeHomes common stock were converted into incentive stock options to purchase ServiceMaster common stock.

  Loan Guaranty

        In June 2002, we renewed a guaranty of loan between a commercial bank and Donald Karnes, President of TruGreen, Inc. Mr. Karnes had previously taken out a loan in connection with a private acquisition of our common stock. When the original loan became due in 2000, we guaranteed a replacement loan with the commercial bank in order to facilitate Mr. Karnes' retention of his shares of our common stock. As a condition to ServiceMaster's renewed guaranty, Mr. Karnes executed a new reimbursement agreement in favor of ServiceMaster which continues to give ServiceMaster a lien on real property. At March 28, 2003, the loan amount to Mr. Karnes was $13,700,000. Under the terms of the loan, if ServiceMaster's stock price closes below $9 for 10 consecutive business days, ServiceMaster would be in default under the security agreement. During the 10 consecutive business days prior to March 28, 2003, ServiceMaster stock did not close below $9 per share. The amount of our guaranty (which fluctuates with changes in ServiceMaster's stock price) was approximately $5,600,000 and the value of the common stock pledged by Mr. Karnes to the commercial bank as collateral for the loan was approximately $16,200,000.

Item 5 – Shareholder Proposal Regarding Poison Pills

        Mr. Nick Rossi, a shareholder, has submitted a letter to ServiceMaster requesting that the proposal set forth below be submitted to our shareholders for consideration at the 2003 annual meeting. Mr. Rossi has stated that he or someone acting on his behalf intends to introduce the following proposal at the meeting. Mr. Rossi's address is P. O. Box 249, Boonville, CA 95415. When Mr. Rossi's refers to the "poison pill" he is referring to ServiceMaster's rights plan that was adopted by the Board of Directors in 1997. The Board of Directors opposes this shareholder proposal for the reasons set forth below the proposal.

        Proxies solicited by management will be voted against the shareholder proposal unless shareholders specify a contrary choice in their proxies.

        In accordance with applicable rules of the Securities and Exchange Commission, we have set forth Mr. Rossi's proposal below, for which ServiceMaster accepts no responsibility:

Shareholder Vote Regarding Poison Pills
This topic won an average 60%-yes vote at 50 companies in 2002

        This is to recommend that our Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

        This topic won an average 60%-yes vote at 50 companies in 2002 according to the Investor Responsibility Research Center tabulation on Average Voting Results, December 2002.

Harvard Report

        A 2001 report by Harvard and Wharton authors found that good corporate governance (which took into account whether a company had a poison pill) was positively and significantly related to company value. The report is titled, "Corporate Governance and Equity Prices," July 2001, by Paul A. Gompers, Harvard University, Joy L. Ishii, Harvard University and Andrew Metrick, The Wharton School, University of Pennsylvania. This report reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to1999.

        Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company. Source: "Putting a Value on Governance," Directors & Boards, Spring 1997.

        Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

        The Council of Institutional Investors www.cii.org an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. The Council of Institutional Investors' recommendation is documented in Council Policies, Corporate Governance Policies, Core Policies, Shareholder Voting Rights, Item 5.b., approved March 25, 2002.

        In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA and McDermott International. I believe that our company should follow suit and allow shareholder input.

Allow Shareholder Vote regarding Poison Pills Yes on 5

ServiceMaster's Response

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

        In December 1997, the Board of Directors adopted a Rights Agreement to protect the shareholders in the event of certain unsolicited attempts to acquire control of ServiceMaster. According to a report published by the Investor Responsibility Research Center ("IRRC") in 2003, plans similar to the Rights Agreement have been adopted by over 2,000 U.S. companies and a majority of the companies included in the S&P 500 Stock Index. The Board of Directors believes that the continuation of ServiceMaster's Rights Agreement is in the best interests of ServiceMaster and its shareholders.

        The Rights Agreements is intended to encourage a potential bidder for ServiceMaster to negotiate with the Board of Directors prior to any takeover attempt, thereby strengthening the Board's leverage in such negotiations. The Rights Agreement also allows the Board a greater period of time in which it can properly evaluate an acquisition offer. ServiceMaster's Rights Agreement is not intended to, and does not preclude unsolicited, non-abusive offers to acquire ServiceMaster at a fair price. The terms of ServiceMaster's Rights Agreement allow the Board to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, reflects the full value of ServiceMaster and is fair to all shareholders. The Rights Agreement therefore strengthens the Board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of ServiceMaster for all shareholders.

        The economic benefits of a rights plan to shareholders have been validated in several studies. A study published in November 1997 by Georgeson & Company found that companies with rights plans received $13 billion dollars in additional takeover premiums during the period 1992 to 1996. The Georgeson study also concluded that (1) premiums paid to acquire target companies with rights plans were on average eight percentage points higher than premiums paid for target companies that did not have such plans, (2) the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid, and (3) rights plans did not reduce the likelihood that a company would become a takeover target. Evidence suggests that rights plans achieve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power of the Board resulting in higher value for shareholders.

        The Board of Directors disagrees with many of the "supporting statements" contained in this proposal and believes that many are misleading, outdated, and/or out of context.

        Based on its business experience and knowledge of ServiceMaster and the environment in which it operates, the Board of Directors believes the Rights Agreement in the shareholders best interest.

The Board of Directors recommends a vote AGAINST the Shareholder Proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission and the New York Stock Exchange. To our knowledge, all required reports were filed on time except one Form 4 was filed late covering two gifts of our common stock made in 1999 by David Wessner. In addition, as a result of a clerical error, Mitchell Engel failed to timely file one Form 4 report on a timely basis, covering four acquisitions of common stock equivalents through payroll deduction under the ServiceMaster Deferred Compensation Plan.

Shareholder Proposals and Other Business

        The 2004 Annual Meeting of Shareholders is expected to be held on April 23, 2004. In order to be considered for inclusion in our proxy materials for the 2004 annual meeting, a shareholder proposal must be received at our principal executive offices at 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515 by December 18, 2003. In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before our annual meeting of shareholders, including proposed nominations of persons for election to the Board. A shareholder proposal or nomination intended to be brought before the 2004 annual meeting must be delivered to the Corporate Secretary no earlier than the close of business on February 6, 2004 and no later than the close of business on March 7, 2004. All proposals and nominations should be directed to Sandra Groman, Corporate Secretary, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515.

        The Board and our management have not received notice of and are not aware of any business to come before the 2003 annual meeting other than the items we refer to in this proxy statement. If any other matter comes before the annual meeting, the persons on our proxy committee will use their best judgment in voting the proxies.

        We have mailed our 2002 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our Form 10-K excluding certain exhibits, please contact the Corporate Secretary at the following address: The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515.

        Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. If you vote promptly, we may be able to avoid the expense of a second mailing.

By order of the Board of Directors,
Sandra L. Groman Vice President and Corporate Secretary

Exhibit A

SARBANES-OXLEY ACT OF 2002

Summary of Selected Provisions of Sarbanes-Oxley Act ("SOA")	Status of SEC Rulemaking	Application to ServiceMaster
Auditor Independence

Section 201. Prohibits auditor from providing certain non-audit services, including bookkeeping services related to accounting records or financial statements, financial information systems design and implementation, fairness opinions, appraisal, actuarial, internal audit outsourcing and legal services, and management functions and human resource services.	New SEC rules effective May 6, 2003, subject to certain transition rules.
In October 2002, our Audit and Finance Committee approved a Public Accounting Firm Policy that prohibits our auditor from providing the non-audit services set forth in the SOA. The Committee will review our Public Accounting Firm Policy in light of the new SEC rules to determine whether our Policy should be revised.
Section 202. Generally, the audit committee must pre-approve all audit and non-audit services provided by a company's auditor. Non-audit services must be disclosed in SEC reports.
Pre-approval and disclosure requirements effective for ServiceMaster's fiscal year beginning January 1, 2004. Disclosure of pre-approval policies and non-audit services is required in proxy statement to be filed in connection with ServiceMaster's 2004 shareholders' meeting.
Our Public Accounting Firm Policy requires our Audit and Finance Committee to pre-approve both audit and non-audit services to be provided to ServiceMaster or its subsidiaries by our auditor. Our Policy also requires public disclosure of non-audit services in accordance with laws and regulations.
Section 203. Auditor may not provide audit services to a company if the lead or concurring audit partner has performed audit services for the company in five previous years.	Audit partner rotation rules generally effective May 6, 2003. New SEC rule also requires rotation after seven years of audit partners who are not the lead or concurring partner.
Our Public Accounting Firm Policy prohibits our auditor from providing audit services if either the lead or concurring audit partner has performed audit services in the five previous years. Our Audit and Finance Committee will review our Policy in light of the new SEC rules regarding rotation of audit partners who are not the lead or concurring partner.
Section 204. Auditor must timely report critical accounting policies, alternative accounting treatments and material communications with management prior to issuance of auditor's report.	New SEC auditor disclosure rule effective May 6, 2003.	Our Audit and Finance Committee will review our Public Accounting Firm Policy to determine whether to reflect the new SEC rule in our Policy.

Section 206. Auditor may not provide audit services to a company if the company's Chief Executive Officer, Chief Financial Officer or controller was employed by the auditor and participated in the audit of the company during the year prior to the start of the audit.
New SEC rule expands employment restrictions to apply also to a company's treasurer, general counsel and chief internal audit officer. One-year "cooling-off" period effective for employment relationships that commence after May 6, 2003.
Our Public Accounting Firm Policy prohibits our auditor from providing audit services if our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Controller was employed by our auditor during the year prior to the start of the audit. Our Audit and Finance Committee will review our Policy in light of the new SEC rule to determine whether our Policy should be revised.
Corporate Responsibility
Section 301. Audit Committee is directly responsible for the appointment, compensation and oversight of the auditor. Auditor reports directly to audit committee.	New SEC rules announced April 1, 2003 and become effective on the date of ServiceMaster's 2004 shareholders' meeting.
Under our Audit and Finance Committee's audit charter, the Committee recommends to our Board the annual selection of our auditor; reviews the scope and results of the annual audit, our accounting principles, policies and practices, and the adequacy of our controls; and is responsible for reviewing and appraising our auditor's performance. Pursuant to New York Stock Exchange requirements, the Committee annually reviews its audit charter and will reflect any new SEC rule regarding oversight of our auditor in the charter.
All audit committee members must be "independent" and may not accept any consulting, advisory or other fee from ServiceMaster and cannot be an "affiliated person" of ServiceMaster.		ServiceMaster will evaluate the SEC's final rules and New York Stock Exchange rule-making activity to determine whether our Audit and Finance Committee members meet the new independence requirements.
The audit committee must establish procedures for receiving and dealing with complaints about accounting, internal controls or audit matters, including anonymous and confidential employee concerns.
ServiceMaster has a toll-free compliance "hotline" which persons may use, especially if a person believes normal channels of support are not available or a response has been inadequate. Our hotline is confidential and anonymous. We will review our practices in light of the new SEC rules.

The audit committee must have the authority to hire independent counsel and other advisors.		The Committee has authority to retain advisors and has engaged a special advisor for accounting matters.
Section 302. Chief Executive Officer and Chief Financial Officer must make certain certifications in each quarterly and annual report filed with the SEC.
New SEC certification rules effective August 29, 2002. Chief Executive Officer and Chief Financial Officer must certify they have reviewed the report; the report is not materially misleading; the financial statements fairly present the financial condition, results of operations and cash flows; they are responsible for disclosure controls and procedures, have evaluated their effectiveness and presented their conclusions on their effectiveness; they have disclosed to audit committee and auditors significant deficiencies and material weaknesses in internal controls and any fraud involving employees who have a significant role in internal controls; and whether there have been any significant changes in internal controls since their evaluation.
Our Chief Executive Officer and Chief Financial Officer began making the required certifications in connection with our third quarter 2002 report filed in November 2002 with the SEC. ServiceMaster has instituted procedures designed to enhance our disclosure controls and procedures.
Section 306. Directors and executive officers are prohibited from trading ServiceMaster equity securities during a pension fund blackout period.	SEC final rules effective January 26, 2003.
We have reviewed the final rules. ServiceMaster does not have regular blackout periods for its affected plans. In addition, appropriate personnel have been notified of the new rules in the event a blackout is proposed.
Enhanced Financial Disclosures
Section 401. Companies must disclose all material correcting adjustments that have been identified by the auditor.	Section 401 is effective but cannot be implemented until the Public Company Accounting Oversight Board takes further action.	ServiceMaster will make any required disclosures.

Companies must disclose in SEC reports, off-balance sheet transactions, arrangements and obligations that may have a material current or future effect.	Disclosures regarding off-balance sheet matters must be made beginning with ServiceMaster's annual report on Form 10-K for year ending December 31, 2003 to be filed with SEC in March 2004.	ServiceMaster has formed a disclosure committee to review SEC filings and other public statements.
Companies that use non-GAAP financial measures in SEC filings or public statements may not present them in a materially misleading manner and must reconcile them to comparable GAAP measures.
	Final rules effective March 28, 2003. Companies must present most directly comparable GAAP financial measure, reconcile non-GAAP financial measure to most directly comparable GAAP financial measure, and must file quarterly and annual sales and earnings releases with SEC.	ServiceMaster began complying with the new SEC rule in March 2003, including filing its March 17, 2003 annual sales and earnings release with the SEC.
Section 402. Prohibits extensions of credit for personal loans to directors and executive officers. Effective July 30, 2002.	No SEC rules adopted.	ServiceMaster has instituted review procedures to prevent the extension of credit for personal loans to directors and executive officers.
Section 403. Directors, executive officers and ten percent stockholders must file reports of ownership of equity securities generally within two business days after a transaction occurs.	Final rules effective August 29, 2002.	In July 2002, ServiceMaster revised its Insider Trading and Confidentiality Policy in anticipation of the new rules. ServiceMaster has also revised its procedures for compliance with the new rules.
Reports must be filed electronically with the SEC.	Final rules must be effective by July 30, 2003.	All ServiceMaster directors and executive officers file electronic reports with the SEC.
Section 404. Companies must include an internal control report in annual SEC filing which includes an assessment of the effectiveness of internal controls and procedures for financial reporting.	SEC proposal issued in October 2002. No deadline for final SEC rules.	ServiceMaster engaged in ongoing review of internal control structure in response to SEC proposal, including the development of work plans.
Auditor must attest to and report on managements' assessment.		ServiceMaster engaged in ongoing dialogue with auditor.

Section 406. Companies must disclose whether they have a code of ethics for the Chief Financial Officer and Controller.
	Disclosure of code of ethics must be made beginning with ServiceMaster's annual report on Form 10-K for year ending December 31, 2003 to be filed with SEC in March 2004. Code of ethics must promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with laws and regulations; prompt internal reporting of violations; and accountability for adherence to the code.	The ServiceMaster Company code of conduct applies to directors, officers and all other employees. ServiceMaster is currently reviewing its code of conduct in light of the new SEC rule.
Companies must promptly disclose changes to and waivers of code of ethics for Chief Financial Officer and Controller.	Disclosure of changes to, or waivers of, code of ethics must be made beginning with ServiceMaster's annual report on Form 10-K for year ending December 31, 2003 to be filed with SEC in March 2004.	ServiceMaster will make any required disclosures.
Section 407. Companies must disclose whether their audit committee has an audit committee financial expert and whether that director is independent.
Disclosure must be made beginning with ServiceMaster's annual report on Form 10-K for year ending December 31, 2003 to be filed with SEC in March 2004. Audit committee financial expert must have an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of accounting principles to estimates, accruals and reserves; experience in preparing, auditing, analyzing or evaluating financial statements that are comparable in breadth and complexity to the company's financial statements; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.
Our Board will annually determine whether our Audit and Finance Committee has an audit committee financial expert and whether the members of that Committee are independent. We will disclose those Board determinations to our shareholders.

Exhibit B

ServiceMaster 2003 Equity Incentive Plan

I. Introduction

        1.1.    Purposes.    The purposes of the ServiceMaster 2003 Equity Incentive Plan (the "Plan") of The ServiceMaster Company, a Delaware corporation (the "Company"), are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

        1.2.    Certain Definitions.

        "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

        "Board" shall mean the Board of Directors of the Company.

        "Change in Control" shall have the meaning set forth in Section 5.8(b).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation and Leadership Development Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the Common Stock is then traded to constitute a compensation committee, and which consists of three or more members of the Board, each of whom (i) may be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) may be an "outside director" within the meaning of Section 162(m) of the Code.

        "Common Stock" shall mean the common stock, $.01 par value, of the Company.

        "Company" shall have the meaning set forth in Section 1.1.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        "Free-Standing SAR" shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

        "Incumbent Board" shall have the meaning set forth in Section 5.8(b)(2).

        "Non-Qualified Stock Option" shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

        "Outstanding Common Stock" shall have the meaning set forth in Section 5.8(b)(1).

        "Outstanding Voting Securities" shall have the meaning set forth in Section 5.8(b)(1).

        "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. Such criteria and objectives shall include one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof); direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; employee retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; the delivery of a comprehensive strategic business plan and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

        "Performance Period" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

        "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such share of Common Stock in cash.

        "Performance Share Award" shall mean an award of Performance Shares under this Plan.

        "Person" shall have the meaning set forth in Section 5.8(b)(1).

        "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

        "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

        "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

        "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

        "Stock Award" shall mean a Restricted Stock Award or an Unrestricted Stock Award.

        "Subsidiary" and "Subsidiaries" shall have the meanings set forth in Section 1.4.

        "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

        "Tax Date" shall have the meaning set forth in Section 5.5.

        "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

        "Unrestricted Stock" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

        "Unrestricted Stock Award" shall mean an award of Unrestricted Stock under this Plan.

        1.3.    Administration.    This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Unrestricted Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

        To the extent permitted by applicable law, including, without limitation, Section 157(c) of the General Corporation Law of the State of Delaware, the Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

        1.4.    Eligibility.    Participants in this Plan shall consist of such officers and other employees, persons expected to become officers and other employees, consultants, independent contractors and agents of the

Company, its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

        1.5.    Shares Available.    Subject to adjustment as provided in Section 5.7, 10,000,000 shares of Common Stock shall be available under this Plan plus that number of shares of Common Stock remaining available for awards under the ServiceMaster 2000 Equity Incentive Plan (the "2000 Plan") on December 31, 2003 or, if earlier, the date that the 2000 Plan is terminated, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder and subject to adjustment as provided in Section 5.7, the maximum number of shares of Common Stock with respect to all awards that may be granted during any calendar year to any person shall be 1,250,000.

II. Stock Options and Stock Appreciation Rights

        2.1.    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

        Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a)    Number of Shares and Purchase Price.    The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock that may be purchased upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"),

the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

        (b)    Exercise Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c)    Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as shall be prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No book-entry record or certificate representing Common Stock shall be made or delivered, as the case may be, until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company's satisfaction).

        2.2.    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

        SARs shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

        (b)    Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a book-entry record shall be made or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

        (c)    Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

        2.3.    Termination of Employment or Service.    Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

III. Stock Awards

        3.1.    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. Subject to adjustment as provided in Section 5.7, the aggregate number of shares of Common Stock available under this Plan pursuant to all Stock Awards shall not exceed 3,500,000. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or an Unrestricted Stock Award.

        3.2.    Terms of Stock Awards.    Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a)    Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award or Unrestricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

        (c)    Share Certificates.    During the Restriction Period, (x) the Company may elect to hold the shares of Common Stock subject to the Restricted Stock Award in book-entry form or (y) a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of an Unrestricted Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, the Company shall either (x) provide for the registration in book-entry form, in the name of the holder of such award, of the requisite number of shares of Common Stock or (y) cause a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock to be delivered to the holder of such award.

        (d)    Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

        3.3.    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

IV. Performance Share Awards

        4.1.    Performance Share Awards.    The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

        4.2.    Terms of Performance Share Awards.    Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a)    Number of Performance Shares and Performance Measures.    The number of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

        (c)    Settlement of Vested Performance Share Awards.    The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a book-entry record shall be made or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

        4.3.    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V. General

        5.1.    Effective Date and Term of Plan.    This Plan shall be submitted to the stockholders of the Company for approval at the 2003 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such meeting, shall become effective on the date of such approval. This Plan shall terminate as of December 31, 2008, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void.

        5.2.    Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        5.3.    Agreement.    No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

        5.4.    Non-Transferability of Awards.    Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

        5.5.    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, except as prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        5.6.    Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        5.7.    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Share Awards, the number and class of securities subject to each outstanding option and the purchase price per security, the maximum number of securities with respect to which options or SARs or a combination thereof, or Stock Awards or Performance Share Awards, may be granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Share Award, and the terms of each outstanding Restricted Stock Award or Performance Share Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        5.8.    Change in Control.

        (a)  (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which holders of Common Stock may receive consideration consisting solely of shares of common stock that are registered under Section 12 of the Exchange Act (and disregarding the payment of cash in lieu of fractional shares), (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

        (2)  Notwithstanding any provision in this Plan or any Agreement to the contrary, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below as to which (a) (1) above does not apply, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest price per share of Common Stock offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of such a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

        (b)  "Change in Control" shall mean:

        (1)  the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

        (2)  individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3)  the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

        (4)  the consummation of a plan of complete liquidation or dissolution of the Company.

        5.9.    No Right of Participation or Employment.    No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        5.10.    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        5.11.    Designation of Beneficiary.    If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR.

        Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

        If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

        5.12.    Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        5.13.    Foreign Employees.    Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

        5.14    No Repricing of Awards.    Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award, and no award granted hereunder shall be canceled for the purpose of regranting a new award at a lower exercise price or base price, as the case may be, without the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting in which the reduction of such exercise price or base price, or the cancellation and regranting of an award, as the case may be, is considered for approval.

Exhibit C

ServiceMaster Annual Bonus Plan

I. Purposes

        The purposes of the ServiceMaster Annual Bonus Plan (the "Plan") are to retain and motivate the officers and other employees of The ServiceMaster Company (the "Company") and its subsidiaries who have been designated by the Compensation and Leadership Development Committee (the "Committee") to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any awards hereunder shall be so interpreted and construed to the maximum extent possible.

II. Certain Definitions

        "Annual Base Salary" shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

        "Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or regulations promulgated thereunder, as they may be amended from time to time.

        "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation and Leadership Development Committee of the Board or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of three or more members of the Board, each of whom may be an "outside director" within the meaning of Section 162(m) of the Code.

        "Company" shall mean The ServiceMaster Company, a Delaware corporation and any successor thereto.

        "Individual Award Opportunity" shall mean the potential of a Participant to receive an incentive payment if the performance goals for a Performance Period shall have been satisfied. An Individual Award Opportunity may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

        "Participant" shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Company to participate in the Plan for a Performance Period, in accordance with Article III.

        "Performance Period" shall mean any period commencing on or after January 1, 2003 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

        "Plan" shall mean the ServiceMaster Annual Bonus Plan as set forth herein, as it may be amended from time to time.

III. Administration

        3.1.    General.    The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and any Individual Award Opportunity granted hereunder (including reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee's interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

        3.2.    Powers and Responsibilities.    The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1

  (a)
  to designate within the Applicable Period the Participants for a Performance Period;

  (b)
  to establish within the Applicable Period the performance goals and other terms and conditions that are to apply to each Participant's Individual Award Opportunity, including the extent to which any incentive payment shall be made to a Participant in the event of (A) the Participant's termination of employment with or service to the Company due to disability, retirement, death or any other reason or (B) a change in control of the Company;

  (c)
  to determine in writing prior to the payment under any Incentive Award Opportunity that the performance goals for a Performance Period and other material terms applicable to the Incentive Award Opportunities have been satisfied;

  (d)
  to decide whether, and under what circumstances and subject to what terms, Incentive Award Opportunities are to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee's discretion or whether a Participant may elect deferred payment; and

  (e)
  to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

        3.3.    Delegation of Power.    The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the applicable Performance Period, only the Committee shall be permitted to (i) designate such person to participate in the Plan for such Performance Period, (ii) establish performance goals and Individual Award Opportunities for such person, and (iii) certify the achievement of such performance goals.

IV. Performance Goals

        4.1.    Establishing Performance Goals.    The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals for each Participant or for any group of Participants (or both), provided that the outcome of each goal is substantially uncertain at the time the Committee establishes such goal. Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest, taxes, depreciation or amortization (or any combination thereof);

direct margin; expense reduction; customer satisfaction survey results; employee satisfaction survey results; employee retention; net income; operating income; revenues; profit margin; cash flow(s); financial return ratios; return on equity; delivery of a comprehensive strategic business plan and strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, performance goals may include comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be a covered employees at any time during the applicable Performance Period, the performance goals established for the Performance Period may consist of any objective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period.

        4.2.    Impact of Extraordinary Items or Changes in Accounting.    The measures utilized in establishing performance goals under the Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's audited consolidated financial statements, without regard to (i) extraordinary or other nonrecurring or unusual items, or restructuring or impairment charges, as determined by the Company's independent public accountants in accordance with GAAP or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

V. Incentive Award Opportunities

        5.1.    Terms.    At the time performance goals are established for a Performance Period, the Committee also shall establish an Individual Award Opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant's Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment under any Incentive Award Opportunity that would otherwise be made to any Participant or to decide that no payment shall be made. No Participant shall receive a payment under the Plan with respect to any Performance Period in excess of $2,500,000 which maximum amount shall be prorated with respect to Performance Periods that are less than one year in duration.

        5.2.    Incentive Payments.    Payments under Incentive Award Opportunities shall be in cash and shall be made at the time determined by the Committee after the end of the Performance Period for which the Incentive Awards are payable, except that no such payment shall be made unless and until the Committee, based to the extent applicable on the Company's audited consolidated financial statements for such Performance Period (as prepared and reviewed by the Company's independent public accountants), has certified in writing the extent to which the applicable performance goals for such Performance Period have been satisfied.

VI. General

        6.1.    Effective Date and Term of Plan.    The Plan shall be submitted to the stockholders of the Company for approval at the 2003 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2003. This Plan shall terminate as of December 31, 2007, unless terminated earlier by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void with respect to Participants who are "covered employees" within the meaning of Section 162(m) of the Code.

        6.2.    Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.

        6.3.    Non-Transferability of Awards.    No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

        6.4.    Tax Withholding.    The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

        6.5.    No Right of Participation or Employment.    No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        6.6.    Designation of Beneficiary.    If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant's beneficiary or beneficiaries (both primary and contingent) in the event of the Participant's death.

        Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

        If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant's executor, administrator, legal representative or similar person.

        6.7.    Governing Law.    This Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        6.8.    Other Plans.    Payments under Incentive Award Opportunities shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (i) such other plan provides compensation such as payments made pursuant to Incentive Award Opportunities are to be considered as compensation thereunder or (ii) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

        6.9.    Binding Effect.    The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

The ServiceMaster Company		+
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote "FOR" the listed nominees.
		For All	Withhold All	For All Except
1.	Election of three directors— Nominees: 01—H. Hess, 02—D. Peterson, 03—D. Wessner	☐	☐	☐
(Except nominee(s) written above.)
B	Issues
The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.					The Board of Directors recommends a vote "AGAINST" Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Approve the ServiceMaster 2003 Equity Incentive Plan.	☐	☐	☐	5.	Shareholder proposal regarding the Poison Pill.	☐	☐	☐
3.	Approve the ServiceMaster Annual Bonus Plan.	☐	☐	☐
4.	Ratify the appointment of Deloitte & Touche LLP as Independent Auditors.	☐	☐	☐
In their discretion the named proxies are authorized to vote upon such other business if properly raised.
C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

☒	1 U P X HHH P P P P 0017761							+

Proxy—The ServiceMaster Company

Proxy for Annual Meeting of Shareholders—May 21, 2003

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. L. Groman and J. L. Kaput, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of shareholders of The ServiceMaster Company to be held in Chicago, Illinois, on May 21, 2003, at 8:30 a.m. Central Time, and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business properly coming before the meeting.

If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4, and "AGAINST" Proposal 5.

IMPORTANT: This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding the proposals by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

Internet and Telephone Voting Instructions

VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

To vote using the Telephone (within U.S. and Canada)			To vote using the Internet

•	Call toll free 1-866-416-8423 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.		•	Enter the information requested on your computer screen and follow the simple instructions.
•	Follow the simple recorded instructions.
	Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
	Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789			PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on May 20, 2003.

THANK YOU FOR VOTING

The ServiceMaster Company		+
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote "FOR" the listed nominees.
		For All	Withhold All	For All Except
1.	Election of three directors— Nominees: 01—H. Hess, 02—D. Peterson, 03—D. Wessner	☐	☐	☐
(Except nominee(s) written above.)
B	Issues
The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.					The Board of Directors recommends a vote "AGAINST" Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Approve the ServiceMaster 2003 Equity Incentive Plan.	☐	☐	☐	5.	Shareholder proposal regarding the Poison Pill.	☐	☐	☐
3.	Approve the ServiceMaster Annual Bonus Plan.	☐	☐	☐
4.	Ratify the appointment of Deloitte & Touche LLP as Independent Auditors.	☐	☐	☐
In their discretion the named proxies are authorized to vote upon such other business if properly raised.
C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

☒	1 U P X HHH P P P P 0017764							+

Proxy—The ServiceMaster Company

Proxy for Annual Meeting of Shareholders—May 21, 2003

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints S. L. Groman and J. L. Kaput, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of shareholders of The ServiceMaster Company to be held in Chicago, Illinois, on May 21, 2003, at 8:30 a.m. Central Time, and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business properly coming before the meeting.

If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4, and "AGAINST" Proposal 5.

The ServiceMaster Company		+
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote "FOR" the listed nominees.
		For All	Withhold All	For All Except
1.	Election of three directors— Nominees: 01—H. Hess, 02—D. Peterson, 03—D. Wessner	☐	☐	☐
(Except nominee(s) written above.)
B	Issues
The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.					The Board of Directors recommends a vote "AGAINST" Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Approve the ServiceMaster 2003 Equity Incentive Plan.	☐	☐	☐	5.	Shareholder proposal regarding the Poison Pill.	☐	☐	☐
3.	Approve the ServiceMaster Annual Bonus Plan.	☐	☐	☐
4.	Ratify the appointment of Deloitte & Touche LLP as Independent Auditors.	☐	☐	☐
In their discretion the named proxies are authorized to vote upon such other business if properly raised.
C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

☒	1 U P X HHH P P P P 0017762							+

Proxy—The ServiceMaster Company

Proxy for Annual Meeting of Shareholders—May 21, 2003

This Proxy is Solicited on Behalf of the Board of Directors

Instructions to the Trustee on voting common stock under the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan.

I hereby instruct Fidelity Investments as Trustee of the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan to vote in person or by proxy, at the annual meeting of shareholders of The ServiceMaster Company to be held in Chicago, Illinois, on May 21, 2003, at 8:30 a.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ARAMARK Retirement Savings Plan and the ARAMARK Hourly 401(k) Plan under the Trust which are attributable to my account in the manner indicated on the reverse side of this form.

The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m. Central Time, May 18, 2003, (a) the form is properly signed and received, or (b) the Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4, and "AGAINST" Proposal 5.

IMPORTANT: This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding the proposals by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

Internet and Telephone Voting Instructions

VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

To vote using the Telephone (within U.S. and Canada)			To vote using the Internet

•	Call toll free 1-866-416-8423 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.		•	Enter the information requested on your computer screen and follow the simple instructions.
•	Follow the simple recorded instructions.
	Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
	Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789			PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on May 18, 2003.

THANK YOU FOR VOTING

The ServiceMaster Company		+
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000 0000000000 0 0000 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext Holder Account Number C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote "FOR" the listed nominees.
		For All	Withhold All	For All Except
1.	Election of three directors— Nominees: 01—H. Hess, 02—D. Peterson, 03—D. Wessner	☐	☐	☐
(Except nominee(s) written above.)
B	Issues
The Board of Directors recommends a vote "FOR" Proposals 2, 3 and 4.					The Board of Directors recommends a vote "AGAINST" Proposal 5.
		For	Against	Abstain			For	Against	Abstain
2.	Approve the ServiceMaster 2003 Equity Incentive Plan.	☐	☐	☐	5.	Shareholder proposal regarding the Poison Pill.	☐	☐	☐
3.	Approve the ServiceMaster Annual Bonus Plan.	☐	☐	☐
4.	Ratify the appointment of Deloitte & Touche LLP as Independent Auditors.	☐	☐	☐
In their discretion the named proxies are authorized to vote upon such other business if properly raised.
C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

		☐	☐	/	☐	☐	/	☐	☐	☐	☐

☒	1 U P X HHH P P P P 0017763							+

Proxy—The ServiceMaster Company

Proxy for Annual Meeting of Shareholders—May 21, 2003

This Proxy is Solicited on Behalf of the Board of Directors

Instructions to the Trustee on voting common stock under the ServiceMaster Profit Sharing and Retirement Plan.

I hereby instruct Putnam Investments as Trustee of the ServiceMaster Profit Sharing and Retirement Plan to vote in person or by proxy, at the annual meeting of shareholders of The ServiceMaster Company to be held in Chicago, Illinois, on May 21, 2003, at 8:30 a.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ServiceMaster Profit Sharing and Retirement Plan under the Trust which are attributable to my account in the manner indicated on the reverse side of this form.

The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m. Central Time, May 18, 2003, (a) the form is properly signed and received, or (b) the telephone or Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4, and "AGAINST" Proposal 5.

IMPORTANT: This Proxy must be signed and dated on the reverse side. Below are instructions on how to vote your shares regarding the proposals by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

Internet and Telephone Voting Instructions

VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

To vote using the Telephone (within U.S. and Canada)			To vote using the Internet

•	Call toll free 1-866-416-8423 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.		•	Enter the information requested on your computer screen and follow the simple instructions.
•	Follow the simple recorded instructions.
	Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.
	Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.
HOLDER ACCOUNT NUMBER C0123456789			PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on May 18, 2003.

THANK YOU FOR VOTING

QuickLinks

THE SERVICEMASTER COMPANY NOTICE OF ANNUAL MEETING To be held May 21, 2003
TABLE OF CONTENTS
THE SERVICEMASTER COMPANY
General Information
Voting Information
Corporate Governance Report
Item 1 – Election of Directors
Board and Committees of the Board
Membership and Board Committees
Compensation of Directors
Audit and Finance Committee Report
Item 2 – Proposal to Approve the ServiceMaster 2003 Equity Incentive Plan
Item 3 – Proposal to Approve the ServiceMaster Annual Bonus Plan
Item 4 – Ratification of Selection of Independent Auditors
Ownership of our Common Stock
Compensation and Leadership Development Committee Report on Executive Compensation
Executive Compensation
Summary Compensation Table
Option Grants in 2002
Aggregated Option Exercises in 2002 and Year-End 2002 Option Values
Equity Compensation Plan Information
Agreements with Officers and Directors
Performance Graph
Comparison of Five Year Cumulative Total Return* Among ServiceMaster, the S&P 500 Index and the S&P 1500 Diversified Commercial Services Index
Certain Transactions
Item 5 – Shareholder Proposal Regarding Poison Pills
Shareholder Vote Regarding Poison Pills This topic won an average 60%-yes vote at 50 companies in 2002
Allow Shareholder Vote regarding Poison Pills Yes on 5
The Board of Directors recommends a vote AGAINST the Shareholder Proposal.
Shareholder Proposals and Other Business
SARBANES-OXLEY ACT OF 2002
ServiceMaster 2003 Equity Incentive Plan
ServiceMaster Annual Bonus Plan